Exhibit 10.2

FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of September 28, 2023 by and among ASPEN AEROGELS, INC., a Delaware corporation (the “Parent”), ASPEN AEROGELS GEORGIA, LLC, a Georgia limited liability company (“Borrower”), ASPEN AEROGELS RHODE ISLAND, LLC, a Rhode Island limited liability company (“Aspen RI”) and GENERAL MOTORS HOLDINGS LLC (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Parent, Borrower, Aspen RI and the Lender are parties to that certain Loan Agreement, dated as of November 28, 2022 (as the same has been and may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the effectiveness of this Amendment, the “Loan Agreement”); and

WHEREAS, the Parent and Borrower have requested, and the Lender has agreed to, amend certain provisions of the Loan Agreement on the terms set forth herein and subject to the satisfaction of the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereby agree as follows:

SECTION 1.
Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.
SECTION 2.
Amendments to Loan Agreement. Upon satisfaction of the conditions set forth in Section 5 hereof, the Loan Agreement is hereby amended:
(a)
to delete red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the Loan Agreement attached hereto as Annex I;
(b)
to replace Schedule 7.6 of the Loan Agreement with Schedule 7.6 attached hereto; and
(c)
to add the Form of Compliance Certificate attached hereto to the Loan Agreement as a new Exhibit H.
SECTION 3.
Waiver. Any Default or Event of Default arising from any failure by Borrower or any Loan Party to comply with Milestone number 3 (“Electrical Power Distribution to be finished by August 15, 2023”) set forth in Schedule 7.6 of the Loan Agreement, prior to giving effect to this Amendment (the “Specified Milestone”), are hereby waived by the Lender; provided, that the foregoing waiver shall be effective solely with respect to the Specified Milestone and shall not, except as specifically set forth herein with respect to the Specified Milestone, (i) constitute or be construed as a waiver of any other Default or Event of Default that has occurred and is continuing under the Loan Agreement and the other Loan Documents or (ii) constitute or be construed as a consent or release of, or a limitation upon, the Lender’s rights and remedies under the Loan Agreement or any other Loan Document, whether arising as a consequence of any other such Default or Event of Default which may now exist or otherwise.
SECTION 4.
Representation and Warranties.
(a)
each of the representations and warranties made by any Loan Party pursuant to the Loan Agreement, the other Loan Documents and any related agreements to which it is a party, shall be true and correct in all material respects (without duplication of any materiality provisions or qualifier contained therein) on and as of the date hereof as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date); and
(b)
on the date hereof, after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default has occurred or is continuing.
SECTION 5.
Conditions. This Amendment shall become effective upon the satisfaction of the following conditions precedent in a manner satisfactory to Lender:
(a)
Lender shall have received an executed counterpart hereof signed by each of the Lender, the Parent, Borrower and each other Loan Party;
(b)
Lender shall have received from the Borrower the payment of all fees due and payable by any Loan Party pursuant to the Loan Agreement (as amended by this Amendment), including the reasonable and documented fees, charges and disbursements of counsel to Lender, incurred in connection with the Loan Agreement prior to the date hereof and in connection with the preparation, negotiation, execution and delivery of this Amendment and the documents related hereto; and
(c)
Lender shall have received an updated Project Budget as of the date hereof in form and substance reasonably acceptable to the Lender (to be substantially consistent with the form of the Project Budget delivered on the Closing Date).
SECTION 6.
No Modification. This Amendment is a Loan Document. Except as expressly set forth herein (including under Section 3 above), nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lender reserves all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. Upon satisfaction of the conditions set forth in Section 5 hereof, all references in the Loan Documents to the Loan Agreement shall be deemed to reference the Loan Agreement as amended hereby.
SECTION 7.
Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
SECTION 8.
Severability of Provisions. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 9.
Choice of Law and Venue; Jury Trial Waiver; Judicial Reference Provision.

(a) THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF MICHIGAN AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE STATE COURTS LOCATED IN WAYNE COUNTY, MICHIGAN OR THE FEDERAL COURTS LOCATED IN THE EASTERN DISTRICT OF MICHIGAN. EACH LOAN PARTY AND THE LENDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND THE LENDER HEREBY WAIVES ITS RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH LOAN PARTY AND THE LENDER REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH OF THE LENDER AND THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF MICHIGAN AND THE STATE OF MICHIGAN, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

ASPEN AEROGELS GEORGIA, LLC

By:	/s/ Ricardo C. Rodriguez
	Name:	Ricardo C. Rodriguez
	Title:	Chief Financial Officer and Treasurer

GUARANTORS :

ASPEN AEROGELS, INC.

By:	/s/ Ricardo C. Rodriguez
	Name:	Ricardo C. Rodriguez
	Title:	Chief Financial Officer and Treasurer

ASPEN AEROGELS RHODE ISLAND, LLC

By:	/s/ Ricardo C. Rodriguez
	Name:	Ricardo C. Rodriguez
	Title:	Chief Financial Officer and Treasurer

[Signature Page to First Amendment to Loan Agreement]

LENDER:

GENERAL MOTORS HOLDINGS LLC,

By:	/s/ Gustavo Vello
	Name:	Gustavo Vello
	Title:	Assistant Treasurer, GM

[Signature Page to First Amendment to Loan Agreement]

Exhibit H

Form of Compliance Certificate

(see attached)

Schedule I – Financial Covenant Calculations1

Schedule I(a): Total Leverage Ratio § 6.13(a)

A.
Required Covenant:

Test Date	Ratio
As of each Test Date, commencing with the Fiscal Quarter ending December 31, 2024	Less than or equal to 5.00 to 1.00

B.
Actual Computation: ________: 1.00

1.	Total Indebtedness (see Section D hereof) of Parent and its Subsidiaries	$________________
2.

MINUS Indebtedness outstanding under a Revolving Loan Agreement that benefits the Borrower in a principal amount not to exceed $50,000,000 and undrawn letters of credit permitted under clause (n) of the definition of Permitted Indebtedness

$ (______________)
3.	Subtotal (1-2) =
Divided by:
4.	Consolidated EBITDA of Parent and its Subsidiaries for the most recently completed Measurement Period	$________________
5	Ratio (3 ÷ 4) =	________________

C.
Consolidated EBITDA

1. Consolidated Net Income of Parent and its Subsidiaries for the most recently completed Measurement Period	$________________
PLUS (to the extent included in calculating Consolidated Net Income for the most recently completed Measurement Period, without duplication)
2.
the sum of all interest, premium payments, debt discount, fees, charges and related expenses in connection with Indebtedness for borrowed money to the extent treated as interest in accordance with GAAP
$________________

1 To be delivered also following the delivery of the audited F/S if such statements would result in a different calculation than as set forth in the certificate delivered concurrently with the unaudited financial statements for the applicable period.

3. provision for federal, state, local and foreign income Taxes, taxes on profit or capital, including, without limitation, state franchise and similar Taxes, and foreign withholding taxes	$________________
4. depreciation and amortization expenses	$________________
5.
noncash (A) charges, expenses, costs or losses solely to the extent constituting extraordinary, unusual or non-recurring items, (B) compensation charges, (C) charges for the excess of GAAP rent expense over actual rent paid during such period due to the use of straight line rent for GAAP purposes or write-off and/or write-downs of inventory or other tangible assets and (D) asset write-offs and/or write-downs or any impairment charges
$________________
6.
charges or expenses incurred in connection with the issuance or incurrence of permitted Indebtedness or the issuance of Equity Interests (that do not result in a Change of Control) in an aggregate amount during the term of this Agreement not to exceed $500,000

7. any other adjustments as shall be mutually agreed	$________________
8. Subtotal (1+2+3+4+5+6+7) =	$________________
MINUS (to the extent included in calculating such Consolidated Net Income for the most recently completed Measurement Period, without duplication)
9. federal, state, local and foreign income Tax credits, Tax credits on profit or capital, including, without limitation, state franchise and similar Tax credits, and foreign withholding Tax credits	$________________
10. any noncash gain from extraordinary, unusual or non-recurring items	$________________
11. Subtotal (9+10) =	$________________
Total (8-11) =	$________________

D.
Indebtedness

(i) The amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation

1. All obligations of such Person for borrowed money	$________________
2.
all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products
$________________
3. all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed	$________________
4.
all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and which are paid in accordance with such terms and not on a deferred basis)
$________________
5. all obligations of such Person in respect of Disqualified Equity Interests	$________________
6.
any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (1) through (5) above
$________________
Total (1+2+3+4+5+6) =	$________________

Schedule I(b): Ratio of Total Indebtedness to Consolidated Equity § 6.13(b)

A.
Required Covenant:

Test Date	Ratio
As of each Test Date, commencing with the Fiscal Quarter ending December 31, 2024	Less than or equal to 1.20x

B.
Actual Computation: _________ x

1.	Total Indebtedness (see Section C hereof) of Parent and its Subsidiaries	$________________
2.	MINUS undrawn letters of credit permitted under clause (n) of the definition of Permitted Indebtedness	$ (______________)
3.	Subtotal (1-2) =
Divided by:
4.	consolidated equity of Parent and its Subsidiaries	$________________
5.	Ratio (3 ÷ 4) =	________________

C.
Indebtedness

(i) The amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation

1. All obligations of such Person for borrowed money	$________________
2.
all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products
$________________
3. all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed	$________________
4.
all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and which are paid in accordance with such terms and not on a deferred basis)
$________________

5. all obligations of such Person in respect of Disqualified Equity Interests	$________________
6.
any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (1) through (5) above
$________________
7. Subtotal (1+2+3+4+5+6) =	$________________
MINUS
8. Indebtedness under a Revolving Loan Agreement that benefits the Borrower in a principal amount not to exceed $50,000,000	$________________
Total (7-8) =	$________________

Annex I

(See Attached)

LOAN AGREEMENT

by and between

GENERAL MOTORS HOLDINGS LLC,

(“Lender”)

ASPEN AEROGELS GEORGIA, LLC

(“Borrower”)

and

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

Dated as of November 28, 2022

TABLE OF CONTENTS

Page

1.	DEFINITIONS AND CONSTRUCTION.		1
	1.1.	Definitions	1
	1.2.	Code	1
	1.3.	Schedules and Exhibits	1
	1.4.	Definition of “Knowledge”	1
2.	TERM LOAN, TERMS OF PAYMENT, SECURITY INTEREST, GUARANTY, MATURITY, ASSUMPTION.		1
	2.1.	Term Loan	1
	2.2.	Interest; Interest Rate.	2
	2.3.	Payments; Prepayments.	3
	2.4.	Grant of Security; Guaranty	4
	2.5.	Effect of Maturity	5
3.	CONDITIONS TO ADVANCES.		5
	3.1.	Conditions Precedent to the Closing Date	5
	3.2.	Conditions Precedent to the Funding of each Term Loan	5
4.	REPRESENTATIONS AND WARRANTIES.		6
	4.1.	Due Organization; Authorization; Power and Authority.	6
	4.2.	Subsidiaries; Investments.	6
	4.3.	Indebtedness; Liabilities	7
	4.4.	Collateral.	7
	4.5.	Binding Obligations; Perfected Liens.	7
	4.6.	Litigation	7
	4.7.	Financial Condition	8
	4.8.	Solvency	8
	4.9.	Regulatory Compliance	8
	4.10.	Patriot Act	8
	4.11.	OFAC	8
	4.12.	Anti-Bribery and Anti-Corruption Laws.	8
	4.13.	Tax Returns and Payments; Pension Contributions.	9
	4.14.	[Reserved].	9
	4.15.	SEC Reports	9
	4.16.	Transactions with Affiliates.	10
	4.17.	Environmental Condition	10
	4.18.	Material Contracts and Project Documents	10
	4.19.	Permits, Etc	11
	4.20.	Insurance	11
	4.21.	Condemnation	12
	4.22.	Contractors	12
	4.23.	Utilities and Access	12
	4.24.	Zoning	12
	4.25.	Absence of Material Adverse Effect	12

	4.26.	Full Disclosure	13
	4.27.	Intellectual Property	13
5.	AFFIRMATIVE COVENANTS.		14
	5.1.	Compliance.	14
	5.2.	Financial Statements, Reports, Certificates	14
	5.3.	Taxes; Pensions	~~16~~17
	5.4.	Access to Collateral; Inspections; Books and Records	17
	5.5.	Insurance.	18
	5.6.	Disbursement Account	~~20~~21
	5.7.	Protection of Intellectual Property Rights	~~20~~21
	5.8.	Litigation Cooperation	21
	5.9.	Formation or Acquisition of Subsidiaries	22
	5.10.	~~[Reserved]~~Quarterly Consultation	22
	5.11.	Environmental	22
	5.12.	Incorporation of Terms	~~22~~23
	5.13.	Use of Proceeds	23
	5.14.	Delivery of Material Contracts and Project Contracts	~~23~~24
	5.15.	Further Assurances	~~23~~24
	5.16.	Construction Related Covenants	~~23~~24
	5.17.	Collateral	26
	5.18.	Full Disclosure	~~26~~27
	5.19.	Post-Closing Deliveries	~~26~~27
	5.20.	Separate Tax Parcel	27
	5.21.	Compliance with Laws~~.~~	27
6.	NEGATIVE COVENANTS.		27
	6.1.	Indebtedness	27
	6.2.	Liens	28
	6.3.	Dispositions	~~27~~28
	6.4.	Mergers or Acquisitions	28
	6.5.	Restricted Payments; Investments	28
	6.6.	Restricted Debt Payments.	28
	6.7.	Transactions with Affiliates	29
	6.8.	Amendments to Material Contracts and Other Debt Documents	~~28~~29
	6.9.	Limitations on Negative Pledges and other Agreements	29
	6.10.	Control Agreement	29
	6.11.	Compliance	29
	6.12.	OFAC; Patriot Act; Anti-Corruption Laws	30
	6.13.	Financial Covenants	30
7.	EVENTS OF DEFAULT.		~~29~~30
	7.1.	Payment Default	~~29~~30
	7.2.	Covenant Default	~~29~~30
	7.3.	Attachment; Levy; Restraint on Business	31
	7.4.	Insolvency	~~30~~31
	7.5.	Other Indebtedness and Agreements	~~30~~31

	7.6.	Milestones	31
	7.7.	Judgments	32
	7.8.	Misrepresentations	~~31~~32
	7.9.	Governmental Approvals; Noncompliance; Lapse of Permits	~~31~~32
	7.10.	Loan Documents	~~31~~32
	7.11.	Change of Control	~~32~~33
	7.12.	Proceedings	~~32~~33
	7.13.	Bond Defaults	~~32~~33
8.	RIGHTS AND REMEDIES.		~~32~~33
	8.1.	Rights and Remedies	~~32~~33
	8.2.	Remedies Cumulative	33
	8.3.	Equity Cure Rights	34
9.	WAIVERS; INDEMNIFICATION.		~~33~~34
	9.1.	Demand; Protest; etc	~~33~~34
	9.2.	Lender’s Liability for Collateral	~~33~~35
	9.3.	Indemnification	~~33~~35
10.	NOTICES.		~~34~~35
11.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.		~~35~~37
12.	ASSIGNMENTS; SUCCESSORS.		~~37~~39
	12.1.	Assignments	~~37~~39
	12.2.	Successors	~~37~~39
13.	AMENDMENTS; WAIVERS.		~~37~~39
	13.1.	Amendments and Waivers	~~37~~39
	13.2.	No Waivers; Cumulative Remedies	~~37~~39
14.	GENERAL PROVISIONS.		~~38~~39
	14.1.	Section Headings	~~38~~39
	14.2.	Interpretation	~~38~~40
	14.3.	Severability of Provisions	~~38~~40
	14.4.	Debtor-Creditor Relationship	~~38~~40
	14.5.	Counterparts; Electronic Execution	~~39~~41
	14.6.	Revival and Reinstatement of Obligations; Certain Waivers	~~39~~41
	14.7.	Confidentiality	~~39~~41
	14.8.	Survival	~~40~~42
	14.9.	Integration	~~41~~43
	14.10.	No Setoff	~~41~~43

EXHIBIT AND SCHEDULES

Exhibit A	Form of Security Agreement
Exhibit B	Form of Guaranty Agreement
Exhibit C	Form of Collateral Assignment Agreement
Exhibit D	Form of Promissory Note
Exhibit E	Form of Revolver Intercreditor Agreement
Exhibit F	Form of Borrowing Request
Exhibit G	Form of Title Company “Date Down” Endorsement for Georgia Property
Exhibit H	Form of Compliance Certificate

Schedule 1.1	Definitions
Schedule 1.1(c)	Contracts to be Collaterally Assigned
Schedule 1.1(d)	Excluded Accounts
Schedule 1.1(p)	Project Budget
Schedule 1.1(t)	Term Loan Budget
Schedule 3.1	Conditions Precedent to the Closing Date
Schedule 3.2	Conditions Precedent to the Funding of each Term Loan
Schedule 4.2(b)	Affiliates of Loan Parties
Schedule 4.3	Existing Liabilities
Schedule 4.16(a)	Affiliate Transactions
Schedule 4.16(b)	Assets and Services
Schedule 4.17	Environmental Conditions
Schedule 4.18	Material Contracts and Project Documents
Schedule 4.19	Permits
Schedule 4.22	Contractors
Schedule 5.16(b)	Subcontractors
Schedule 7.6	Milestones

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is entered into as of November 28, 2022 by and between GENERAL MOTORS HOLDINGS LLC (“General Motors” together with its successors and assigns, the “Lender”, as that term is hereinafter further defined), ASPEN AEROGELS GEORGIA, LLC, a Georgia limited liability company (“Borrower”), ASPEN AEROGELS, INC., a Delaware corporation (the “Parent”), ASPEN AEROGELS RHODE ISLAND, LLC, a Rhode Island limited liability company (“Aspen RI”) and the other Guarantors from time to time party hereto.

Borrower will be constructing and equipping an aerogel manufacturing plant in Bulloch County, Georgia (the “Project”) to produce barrier blankets for use in insulation components that are used in battery modules for electric vehicles. Borrower has requested, and the Lender has agreed to provide, a multi-draw senior secured loan on the terms and conditions set forth in this Agreement, the proceeds of which will be used, together with capital contributions to Borrower from Parent and the proceeds of other financing, for the construction of and equipment for the first phase of the Project.

The parties agree as follows:

1.
DEFINITIONS AND CONSTRUCTION.
1.1.
Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor in Schedule 1.1.
1.2.
Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.
1.3.
Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
1.4.
Definition of “Knowledge”. For purposes of the Loan Documents, whenever a representation or warranty is made to any Loan Party’s “knowledge” or “awareness”, to the “best of any Loan Party’s knowledge”, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.
2.
TERM LOAN, TERMS OF PAYMENT, SECURITY INTEREST, GUARANTY, MATURITY, ASSUMPTION.
2.1.
Term Loan.
(a)
Term Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, including the conditions precedent set forth in Section 3.1 of this Agreement, the Lender hereby agrees to make Term Loans to Borrower in an aggregate amount of up to $100,000,000 (the “Term Loan Commitment”) after ~~January 1, 2023~~the date that is twelve (12) months prior to the date of Start of Production at the Georgia Facility, and before the Term Loan Commitment Expiration Date.
(b)
Term Loan Funding.
(i)
Subject to the conditions precedent set forth in Section 3.2 of this Agreement, the Lender agrees to fund Term Loans following not less than five (5) Business Days (or such shorter period as the Lender may agree in writing (including via email)) advance written notice substantially in the form of Exhibit F (such notice, a “Borrowing Request”) from Borrower, together with evidence of the satisfaction of the conditions precedent set forth in Section 3.2 of this Agreement (each, a “Term Loan” and collectively, the “Term Loans”); provided, that: (w) the aggregate amount of all such Term Loans shall not exceed the Term Loan Commitment, (x) the Lender shall not have any obligation to fund any Term Loan more frequently than once in every month and (y) each borrowing shall be in a minimum principal amount of $~~5~~20,000,000 (or such lesser aggregate amount as is equal to the unused Term Loan Commitment at such time).
(ii)
The proceeds of each Term Loan shall be deposited in the Disbursement Account and, to the extent intended to be used for the construction of the Georgia Facility pursuant to the applicable Term Loan Budget, disbursed to Borrower by the Title Company, all in accordance with Section 5.16(g).
(c)
No Re-borrowing. Any principal amount of the Term Loan that is repaid or prepaid may not be re-borrowed. All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations hereunder.
2.2.
Interest; Interest Rate.
(a)
Interest Rates. Except as provided in Section 2.2(b) and Section 2.2(d), interest shall accrue on the Obligations at (i) Term SOFR plus 8.00% (the “Cash Interest Rate”) and shall be payable on a semi-annual basis in arrears on the first day of each January and July following the date of incurrence of the applicable Obligation (the “Interest Payment Date”) or, at the option of Borrower or (ii) at the election of Borrower ~~pursuant to the penultimate sentence of this clause (a)~~in accordance with the PIK Election process, prior to the delivery of a certificate of occupancy issued by Bulloch County, Georgia (the “Certificate of Occupancy”), Term SOFR plus 9.00% (the “PIK Interest Rate” and together with the Cash Interest Rate, the “Interest Rates”, and each an “Interest Rate”) and shall be payable in kind (“PIK Interest”) on a semi-annual basis in arrears on each Interest Payment Date by increasing the outstanding principal amount of the Term Loan, and thereby the Note, without any further action on the part of Borrower or the Lender. Borrower shall notify the Lender in writing whether it elects to pay PIK Interest at least five (5) Business Days (or such shorter period as the Lender may agree in writing (including via email)) prior to each Interest Payment Date (each such election, a “PIK Election”). All interest hereunder shall be computed on the basis of a year of 360 days. Term SOFR shall be determined by the Lender and such determination shall be conclusive absent manifest error.
(b)
Default Interest. Following and during the continuance of an Event of Default, upon at least two (2) Business Days’ prior written notice to Borrower and not to be delivered earlier than five (5) Business Days after the Event of Default (which notice once delivered shall be retroactive), interest on the Obligations shall accrue at the applicable Interest Rate plus 2.00% (“Default Interest”) and shall at the option of the Lender, be payable in kind by increasing the outstanding principal amount of the Term Loan, and thereby the Note, on each Interest Payment Date, in arrears.
(c)
Payment of Interest. Interest hereunder shall be due and payable or capitalized in accordance with the terms hereof before and after any judgment, and before and after the commencement of any Insolvency Proceeding.
(d)
Intent to Limit Charges to Maximum Lawful Rate. In no event shall any Interest Rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
2.3.
Payments; Prepayments.
(a)
Payments by Borrower. All outstanding principal and interest on the Term Loan and the other Obligations shall be immediately due and payable in immediately available funds, without notice or demand, on the Maturity Date as directed by the Lender in accordance with Section 2.3(b).
(b)
Application.

All payments remitted to the Lender and all proceeds of Collateral received by the Lender shall be applied as follows:

(i)
first, to pay any Lender Expenses (including cost or expense reimbursements) or indemnities then due to the Lender under the Loan Documents, until Paid in Full;
(ii)
second, to pay interest accrued in respect of the Term Loan until Paid in Full;
(iii)
third, to pay the principal of the Term Loan until Paid in Full;
(iv)
fourth, to pay any other Obligations; and
(v)
fifth, to Borrower (to be wired to the account designated by Borrower in writing) or such other Person entitled thereto under applicable law.

(c)
Prepayments.
(i)
Optional. Borrower may, upon not less than three (3) Business Days (or such shorter period as the Lender may agree in writing (including via email)) prior notice to the Lender, prepay the outstanding Term Loans and terminate any unused Term Loan Commitment in part or in full. Any prepayment of a Term Loan shall be accompanied by all accrued and unpaid interest (including PIK Interest) on such Term Loan and disbursed in accordance with Section 2.3(b).
(ii)
Dispositions: If at any time prior to the Maturity Date, any Loan Party shall receive the Net Proceeds of any voluntary or involuntary sale or disposition of assets of any Loan Party (including Net Proceeds of insurance or arising from casualty losses or condemnations and payments in lieu thereof, but excluding any Transfer permitted pursuant to Section 6.3), in excess of $1,000,000 in any calendar year, Borrower shall, within two (2) Business Days of the date of receipt (or such longer period as the Lender may agree in writing (including via email)) by any Loan Party of such Net Proceeds, prepay the outstanding principal amount of the Obligations in accordance with Section 2.3(b) in an amount equal to 100% of such excess Net Proceeds received by such Person in connection with such sales or dispositions.
(iii)
Indebtedness and Equity. Within two (2) Business Days (or such longer period as the Lender may agree in writing (including via email)) of the date of incurrence by any Loan Party of any Indebtedness (other than under (A) any Additional Financing Facility, (B) Indebtedness permitted under clauses (a), (b), (d), (g) (only to the extent that the terms of Indebtedness incurred under clause (g) do not allow Borrower to use the proceeds of such Indebtedness to prepay the Term Loans), (h), (k), (m) and (n) of the “Permitted Indebtedness” definition or other Permitted Indebtedness (including pursuant to clause (e) of the definition thereof, the proceeds of which are used solely for the Project)) or receipt of proceeds from any equity issuance by Parent (other than proceeds that shall be used solely for the Project) in excess of $300,000,000 in the aggregate during the term of this Agreement, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.3(b) in an amount equal to 100% of the Net Proceeds received by such Person in connection with such incurrence or contribution; provided, that any undrawn commitments under a Revolving Loan Agreement shall be considered “Indebtedness” for purposes of this clause (c)(iii). The provisions of this Section 2.3(c)(iii) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms of this Agreement.
(iv)
Equity Cure. The Borrower shall prepay the Obligations with 100% of the proceeds of any Cure Amount within one (1) Business Day (or such longer period as the Lender may agree in writing (including via email)) of issuance thereof.
2.4.
Grant of Security; Guaranty. To secure the prompt payment of all the Obligations and to secure the prompt performance by each Loan Party of its covenants and obligations in this Agreement and in the other Loan Documents:
(i)
pursuant to that certain Security Agreement attached to this Agreement as Exhibit A (the “Security Agreement”), the Loan Parties shall grant to the Lender a continuing first priority Lien (subject to Permitted Liens) on all presently existing and hereafter acquired or arising Collateral (including any real property); provided, that in connection with the incurrence of the Revolving Loan Agreement and the execution of the Revolver Intercreditor Agreement, the Lender shall subordinate its Lien on accounts receivable and inventory (inclusive of the proceeds thereof) on the terms set forth therein;
(ii)
pursuant to that certain Guaranty Agreement (the “Guaranty”) attached to this Agreement as Exhibit B, the Guarantors shall guarantee Borrower’s Obligations;
(iii)
pursuant to that certain Mortgage, Aspen RI shall grant the Lender a continuing first priority Lien (subject to Permitted Liens) in the Rhode Island Property;
(iv)
pursuant to that certain Leasehold Deed to Secure Debt, Borrower shall grant to the Lender a continuing first priority Lien (subject to Permitted Liens) in its rights under such deed in connection with the Georgia Property;
(v)
pursuant to that certain Revenue Bond Pledge Agreement, Borrower shall grant to the Lender a continuing first priority Lien in its rights under the Revenue Bond;
(vi)
pursuant to the Collateral Assignment Agreements, Borrower shall grant to the Lender a continuing first priority Lien (subject to Liens permitted pursuant to clause (c)(ii) of the definition of “Permitted Liens”) in its rights under the agreements and contracts covered by such Collateral Assignment Agreements; and
(vii)
pursuant to a Control Agreement, Borrower shall grant to the Lender a continuing first priority Lien (subject to Liens permitted pursuant to the applicable Control Agreement) in the Disbursement Account.
2.5.
Effect of Maturity. No termination of the obligations of the Lender shall relieve or discharge Borrower or the other Loan Parties of their respective duties, or covenants hereunder or under any other Loan Document and the Lender’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been Paid in Full. When all of the Obligations have been Paid in Full, the Lender will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary or requested in writing by Borrower to release, as of record, the Lender’s Liens and all notices of Liens previously filed by the Lender and shall deliver any possessory Collateral.
3.
CONDITIONS TO ADVANCES.
3.1.
Conditions Precedent to the Closing Date. The Lender’s Term Loan Commitment is subject to the fulfillment, to the satisfaction of the Lender, of each of the conditions precedent set forth on Schedule 3.1.
3.2.
Conditions Precedent to the Funding of each Term Loan. The obligation of the Lender to fund any Term Loan shall be subject to the limitations in Section 2.1(b) and to the fulfillment, to the satisfaction of the Lender, of each of the conditions precedent set forth on Schedule 3.2.

4.
REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender to enter into this Agreement, each of Borrower, Aspen RI and/or Parent, as applicable, makes the following representations and warranties to the Lender which shall be accurate as of the date of this Agreement and the date of the advance of each Term Loan:

4.1.
Due Organization; Authorization; Power and Authority.
(a)
Each Loan Party and each of such Loan Party’s respective Subsidiaries is duly existing and in good standing (and with respect to any Loan Party organized in the U.S., as a Registered Organization) in its jurisdiction of organization and each is qualified and licensed to do business and each is in good standing (where such concept is applicable) in any jurisdiction in which the conduct of each of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect. In connection with this Agreement, Borrower has delivered to the Lender a completed certificate signed by the Loan Parties, entitled “Perfection Certificate”, in form reasonably acceptable to the Lender. Borrower and Parent represent and warrant to the Lender that (a) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (d) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (e) except as set forth on the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of their respective Subsidiaries is accurate and complete in all material respects.
(b)
The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of such Loan Party’s Governing Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any Project Contract or Material Contract by which such Loan Party is bound or the Georgia Lease.
4.2.
Subsidiaries; Investments.
(a)
Set forth in the Perfection Certificate is a complete and accurate description of the authorized Equity Interests of each Loan Party as of the Closing Date, by class, and a description of each such class (including economic interests, voting interests, and governance rights), the number of shares of each such class that are issued and outstanding and the holder of such Equity Interests. Neither Borrower nor Aspen RI is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests (other than the Convertible Notes or any other permitted Additional Financing Facility).
(b)
As of the Closing Date, (i) neither Borrower nor Aspen RI have direct or indirect Subsidiaries and (ii) set forth on Schedule 4.2(b) is a complete and accurate list of each Loan Party’s Affiliates, including direct and indirect parent entities and the ownership of such entity.
4.3.
Indebtedness; Liabilities. As of the Closing Date, the Loan Parties have no Indebtedness for borrowed money or other material liabilities (direct or contingent), other than the Convertible Notes or as otherwise disclosed on Schedule 4.3 or in the financial statements filed by Parent with the SEC on November 7, 2022.
4.4.
Collateral.
(a)
Each Loan Party has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder (including Aspen RI being the sole owner of the fee interest in the Rhode Island Property), free and clear of any and all Liens, except Permitted Liens. No Loan Party has Collateral Accounts at or with any bank or financial institution, other than the Collateral Accounts described in the Perfection Certificate and the Disbursement Account, or of which Borrower has given the Lender notice and taken such actions as are necessary to give the Lender a perfected security interest therein, to the extent required by Section 5.9 and subject to any applicable Intercreditor Agreement.
(b)
As of the Closing Date, the Collateral is not in the possession of any third party bailee (such as a warehouse), except as otherwise provided in the Perfection Certificate.
4.5.
Binding Obligations; Perfected Liens.
(a)
Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b)
The Mortgage and Leasehold Deed to Secure Debt when duly executed, delivered and recorded and the other Security Documents when duly executed, delivered and recorded or filed, as appropriate, and when the financing statements have been filed against each Loan Party in the appropriate filing office, will constitute perfected first priority liens against the Collateral, prior to all other liens and encumbrances, including those which may hereafter accrue, except for Permitted Liens.
4.6.
Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against any Loan Party or any of their respective Subsidiaries involving more than, individually or in the aggregate, $750,000, except as otherwise disclosed in Parent’s SEC Reports.

4.7.
Financial Condition. The consolidated financial statements for any Loan Party delivered to the Lender pursuant to Section 5.2 fairly present in all material respects such Loan Party’s consolidated financial condition and such Loan Party’s consolidated results of operations.
4.8.
Solvency. The Loan Parties on a consolidated basis are Solvent.
4.9.
Regulatory Compliance. No Loan Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Loan Party (a) has complied in all material respects with all Requirements of Law which would reasonably be expected to cause a Material Adverse Effect, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to cause a Material Adverse Effect. Each Loan Party and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted, the absence of which could reasonably be expected to have a Material Adverse Effect on such Loan Party’s business.
4.10.
Patriot Act. To the extent applicable, each Loan Party is in compliance with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”).
4.11.
OFAC. Each Loan Party is in compliance with economic and trade sanctions administered and enforced by OFAC, the U.S. Department of State, and any other relevant sanctions authority (“Sanctions”). None of the Loan Parties nor any of their respective directors, officers, employees, or agents (a) is a Sanctioned Person or a Sanctioned Entity, (b) has assets located in Sanctioned Entities, or (c) directly or indirectly engages in dealings with, or derive revenues from investments in or transactions with Sanctioned Persons or Sanctioned Entities.
4.12.
Anti-Bribery and Anti-Corruption Laws.
(a)
Each Loan Party is in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the anti-bribery and anti-corruption laws of those jurisdictions in which they do business (collectively, the “Anti-Corruption Laws”).
(b)
No Loan Party has at any time:
(i)
offered, promised, paid, given, or authorized the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any employee, official, representative, or other Person acting on behalf of any foreign (i.e., non-U.S.) Governmental Authority thereof, or of any public international organization, or any foreign political party or official thereof, or candidate for foreign political office (collectively, “Foreign Official”), for the purpose of: (A) influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (B) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official; or (C) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or
(ii)
acted or attempted to act in any manner which would subject Borrower to liability under any Anti-Corruption Law.
(c)
There are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Corruption Law by any Loan Party or any of their current or former directors, officers, employees, stockholders or agents, or other Persons acting or purporting to act on their behalf.
(d)
Each Loan Party has adopted, implemented and maintains anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws.
4.13.
Tax Returns and Payments; Pension Contributions.
(a)
Each Loan Party has timely filed all required tax returns and reports, and such Loan Party has timely paid all foreign, federal, state and material local taxes, assessments, deposits and contributions owed by such Loan Party, except to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.
(b)
No Loan Party is aware of any claims or adjustments proposed for any of such Loan Party’s prior tax years which could result in additional taxes in an amount in excess of $750,000 becoming due and payable by such Loan Party. Each Loan Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Loan Party has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Loan Party in an amount in excess of $750,000, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
4.14.
[Reserved].
4.15.
SEC Reports. The Parent has filed all reports, schedules, forms, statements and other documents required to be filed by the Parent under the Exchange Act for the two (2) years preceding the date hereof, as and when required by the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). The SEC Reports at the time they were filed complied in all material respects with the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder. There are no contracts, agreements or other documents that are required to be described in the SEC Reports and/or to be filed as exhibits thereto that are not described, in all material respects, and/or filed as required by the Securities Act or Exchange Act, as applicable. There has not been any material change or amendment to, or any waiver of any material right under, any such contract or agreement that has not been described in and/or filed as an exhibit to the SEC

Reports to the extent required by the Securities Act or Exchange Act, as applicable. The SEC Reports taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
4.16.
Transactions with Affiliates.
(a)
No Loan Party is a party to a transaction with any of its Affiliates (other than transactions among the Loan Parties, the Convertible Notes, the Equity Investment or any other Additional Financing Facility with Koch Strategic Platforms (and its Affiliates) otherwise constituting “Permitted Indebtedness”), other than transactions (i) entered into prior to the Closing Date (x) in the ordinary course of business each not to exceed $500,000 individually, or in a series of related transactions, or (y) disclosed on Schedule 4.16(a) to the extent that such transactions were approved by a majority of the Disinterested Board Members of the Parent’s Board of Directors or by Parent’s audit committee in accordance with the requirements for related party transactions under the New York Stock Exchange rules then in effect or (ii) entered into after the Closing Date in accordance with, and subject to, Section 6.7.
(b)
Schedule 4.16(b) lists all assets owned by any Affiliate of any Loan Party, other than Affiliates that are Loan Parties, that are or will be used by Borrower connection with the Project or in the Parent’s performance under the GM Purchase Contracts and all services to be provided by any Affiliate, other than Affiliates that are Loan Parties, of such Loan Party (provided, that such assets or services are disclosed on a supplement to Schedule 4.16(b)).
4.17.
Environmental Condition. Except for matters as set forth on Schedule 4.17 for the past five (5) years which, either individually or in the aggregate, could not reasonably be expected to result in a material liability, (a) no Property has been used by any Loan Party or, to the knowledge of any Loan Party, after due inquiry, by previous owners or operators for the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation of any applicable Environmental Law, (b) to the knowledge of the Loan Parties, after due inquiry, no Property is designated or identified pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party has received or is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability with respect to any Property and (d) (x) no Property is the subject of any pending, or to any Loan Party’s knowledge threatened (in writing), Environmental Action, and (y) no Loan Party has received any written notice that any Property is subject to a pending investigation or inquiry by a Governmental Authority regarding a potential violation of Environmental Law, in each case, which remains unresolved. No Loan Party has received written notice that a Lien arising under any Environmental Law has attached to any Property.
4.18.
Material Contracts and Project Documents.
(a)
Set forth on Schedule 4.18 is a complete and accurate list of all Material Contracts and Project Documents to which any Loan Party is a party as of the Closing Date, showing the parties and subject matter thereof and amendments and modifications thereto.

Schedule 4.18 (as may be supplemented by Borrower in writing from time to time) also includes a list of all Material Contracts and Project Documents entered into, or anticipated to be entered into, in connection with the Project and the anticipated timeline for execution of each such Project Document or Material Contract as applicable, and specifically identifies any such Material Contract or Project Document that has been or is anticipated to be entered into by Borrower with an Affiliate. The Georgia Lease, the Revenue Bond, each Material Contract and each Project Document (i) is in full force and effect and is binding upon and enforceable against Borrower and, to the best knowledge of Borrower, all other parties thereto in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (ii) has not been otherwise amended or modified in a manner materially adverse to the Lender (in its capacity as such), (unless otherwise consented to by the Lender), and (iii) is not in default due to the action of Borrower or, to the best knowledge of Borrower, any other party thereto which default would result in an Event of Default under Section 7.5(a).
(b)
Each Material Contract or Project Document to which any Guarantor is a party in existence as of the Closing Date (and with regard to any Project Document or Material Contract entered into after the Closing Date, following its execution) (i) is in full force and effect and is binding upon and enforceable against such Guarantor and, to the best knowledge of such Guarantor, all other parties thereto in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (ii) has not been otherwise amended or modified in a manner materially adverse to the Lender (in its capacity as such), (unless otherwise consented to by the Lender), and (iii) is not in default due to the action of such Guarantor or, to the knowledge of such Guarantor, any other party thereto which default would result in an Event of Default under Section 7.5(a).
4.19.
Permits, Etc.
(a)
Borrower has, or is in the process of acquiring, and is in compliance with, all Project Permits. Schedule 4.19 (as may be supplemented by Borrower in writing from time to time) sets forth a list of all Project Permits. Borrower has no knowledge of any existing basis that is reasonably likely to delay the issuance of any Project Permit.
(b)
Each Loan Party has, or is in the process of acquiring, and is in compliance with, all Permits required for such Loan Party lawfully to own, lease or operate the business to be conducted by such Loan Party.
(c)
To the knowledge of the Loan Parties, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would reasonably be expected to result in the suspension, revocation, impairment, forfeiture or non-renewal of any Permit.
4.20.
Insurance. Each Loan Party maintains the insurance and required services and financial assurance as required by law and by Section 5.5 (including with regard to the commencement date of such insurance requirements).

4.21.
Condemnation. There are no proceedings pending which have been served upon any Loan Party, or, to the Loan Parties’ knowledge, threatened in writing, to acquire any Property or any interest therein through any power of condemnation or eminent domain, or to enjoin or similarly prevent the construction or use of the Project.
4.22.
Contractors. The names and addresses of all Contractors who were engaged by Borrower or Parent in connection with the Project prior to the date of this Agreement, and/or are engaged or employed in connection with the Project on the date of this Agreement, and the amount or estimated amount of their respective contracts with the General Contractor are set forth on Schedule 4.22 (as may be supplemented by Borrower in writing from time to time), including the amounts owed to them as of the Closing Date.
4.23.
Utilities and Access. Borrower has received adequate certifications or commitments from all appropriate utility companies and Governmental Authorities to determine that (i) all utility services necessary for (A) the construction of the Improvements are available at the boundaries of the Georgia Property and (B) for the subsequent use of the Project have been included in the Plans and will be completed in sufficient time to allow Borrower to comply with the Milestones; (ii) such utilities are adequate to serve the Improvements for their intended use; and (iii) there are no conditions limiting the use of such utilities, other than normal charges of the utility supplier. All steps appropriate through the applicable stages of the development and construction of the Improvements have been taken by Borrower with utility companies and applicable Governmental Authorities to insure the complete construction, installation and use of such utilities in accordance with the Plans. All streets and easements necessary for access to and the occupancy of the Improvements are available to the boundaries of the Property.
4.24.
Zoning.
(a)
(i) The construction of the Project and the use and operation of the Georgia Property as indicated herein conforms to and complies with all material requirements of such public and private conditions, restrictions, reservations and zoning ordinances, and (ii) the construction of the Project and the use and operation of the Georgia Property complies in all material respects with all rules, regulations and requirements of all relevant Governmental Authorities, and does not result in any material violation of any law, ordinance, regulation or restriction now existing and affecting the Georgia Property.
(b)
(i) To Aspen RI’s knowledge, the use and operation of the Rhode Island Property as indicated herein conforms to and complies with all material requirements of such public and private conditions, restrictions, reservations and zoning ordinances, and (ii) the use and operation of the Rhode Island Property complies in all material respects with all rules, regulations and requirements of all relevant Governmental Authorities, and does not result in any material violation of any law, ordinance, regulation or restriction now existing and affecting the Rhode Island Property.
4.25.
Absence of Material Adverse Effect. Since December 31, 2021, there has been no change, event, occurrence or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect on any of the Loan Parties.

4.26.
Full Disclosure.
(a)
All written information with respect to the Loan Parties in any certificate or written statement given to the Lender, including the information contained in each Budget (including, to the Loan Parties knowledge based on information believed by the Loan Parties to be reasonable and accurate at the time furnished, both hard costs and soft costs associated therewith, and all costs for obtaining payment and performance bonds with regard to Major Subcontracts as required by Section 5.16) and in any document furnished to the Lender by any Loan Party in connection with this Agreement or any other Loan Document, when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided, that this clause (a) shall not apply to projections, forecasts, financial estimates and other forward-looking information and/or other projected information, information of a general economic or industry-specific nature provided in any Budget (collectively, “Projections”).
(b)
The Projections have been prepared in good faith based upon assumptions believed by Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).
4.27.
Intellectual Property.
(a)
Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to solely own, except for (i) non-exclusive licenses granted to its customers in the ordinary course of business, (ii) over-the-counter or off-the-shelf software that is commercially available to the public, (iii) any rights the U.S. Government may have in connection with such Loan Party’s contracts with the U.S. Government entities as noted in the Perfection Certificate; (iv) material Intellectual Property licensed to such Loan Party and (v) non-material Intellectual Property licensed to such Loan Party. Except as otherwise disclosed in SEC Reports, (A) each patent which such Loan Party owns or purports to own and which is material to such Loan Party’s business is valid and enforceable, and (B) no part of the Intellectual Property such Loan Party owns or purports to own and which is material to such Loan Party’s business has been judged invalid or unenforceable, in whole or in part. To the best of any Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property owned or purported to be owned by such Loan Party violates the Intellectual Property rights of any third party except to the extent such claim would not have a Material Adverse Effect on such Loan Party’s business, taken as a whole.
(b)
Except as noted on the Perfection Certificate, no Loan Party is a party to, nor is it bound by, any Restricted License.

5.
AFFIRMATIVE COVENANTS.

Each of Borrower, Parent and/or Aspen RI, as applicable, covenants and agrees that, until the Obligations are Paid in Full it shall do the following:

5.1.
Compliance.
(a)
Maintain its and all of its Subsidiaries’ legal existence and good standing (where such concept is applicable) in their respective jurisdictions of formation and maintain qualification in each jurisdiction.
(b)
Maintain all Governmental Approvals necessary for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and for the grant of a security interest to the Lender in the Collateral. Each Loan Party shall, upon request from the Lender, promptly provide copies of any such obtained Governmental Approvals to the Lender.
5.2.
Financial Statements, Reports, Certificates. Provide the Lender with the following:
(a)
as soon as available, and in any event within forty-five (45) days after the end of each ~~f~~Fiscal ~~q~~Quarter ~~of Parent~~ (or such longer period as the Lender may agree in writing (including via email)), company prepared consolidated balance sheet ~~and income statement covering~~as of the last day of such Fiscal Quarter and related statements of income and cash flows for the Parent and its Subsidiaries’ on a consolidated ~~operations for such quarter~~basis for such Fiscal Quarter and the elapsed portion of the fiscal year and comparative figures for the same periods in the immediately preceding fiscal year, prepared in accordance with GAAP consistently applied, certified by a Responsible Officer and in a form reasonably acceptable to the Lender;
(b)
as soon as available, and in any event within one hundred fifty (150) days following the end of Parent’s fiscal year (or such longer period as the Lender may agree in writing (including via email)), audited consolidated financial statements prepared ~~under~~in accordance with GAAP~~,~~  consistently applied, together with an opinion without a “going concern” qualification (except as resulting from the impending maturity of any Indebtedness) on the financial statements from KPMG LLP, or such other independent certified public accounting firm reasonably acceptable to the Lender;
(c)
within thirty (30) days after the end of each fiscal year of Borrower (or such longer period as the Lender may agree in writing (including via email)), or more frequently as updated by Parent’s board of directors, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Parent and its Subsidiaries, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Parent’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;
(d)
for so long as Parent is subject to the reporting requirements under the Exchange Act within five (5) days of filing (or such longer period as the Lender may agree in writing (including via email)), copies of all periodic and other reports, proxy statements and other materials filed by Parent with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Parent posts such documents, or provides a link thereto, on Parent’s website on the Internet at Parent’s website address; provided, however, that Parent shall promptly notify the Lender in writing (which may be by electronic mail) of the posting of any such documents;
(e)
within five (5) days of delivery (or such longer period as the Lender may agree in writing (including via email)), copies of (x) all material statements, reports and notices made available to any of the Parent’s security holders or to any holders of any Material Indebtedness (including the holders of the Convertible Notes) and (y) notices of conversion of the Convertible Notes delivered thereunder;
(f)
Promptly, and in no event no later than three (3) Business Days (or such longer period as the Lender may agree in writing (including via email)) upon any Responsible Officer of Borrower obtaining knowledge thereof, notify the Lender of the following:
(i)
the occurrence of any Default or Event of Default;
(ii)
any filing or commencement, or written threat to commence, any action, suit or proceeding by any Loan Party (excluding actions, suits or proceedings by any Loan Party (A) in connection with the enforcement of its Intellectual Property Rights and (B) in defense of challenges to its immaterial Intellectual Property Rights; provided, that in the case of challenges to any Loan Party’s immaterial Intellectual Property Rights that are (x) subject to any Technology License Agreement and/or (y) necessary for the operation of the Georgia Facility or the Rhode Island Facility, notice of the initial filing only shall be required) or against any Loan Party or by any Governmental Authority, in each case, that would reasonably be expected to result in monetary damages to such Loan Party or any of its Subsidiaries of, individually or in the aggregate, in excess of $750,000, seeks injunctive relief (including with regard to any Intellectual Property of any Loan Party subject to the preceding parenthetical) or that would reasonably be expected to result in an Event of Default under Section 7.6;
(iii)
any matter that has resulted or could reasonably result be expected to result in a Material Adverse Effect;
(g)
notice of (x) an equity investment in any of the Loan Parties promptly following the consummation of such investment and (y) the incurrence of any Permitted Indebtedness pursuant to clauses (c), (g), (j), (k) (if related to the Project), or (l) of the definition thereof (or any refinancing of the foregoing Indebtedness pursuant to clause (i) of the definition thereof), and subject to any other notice periods set forth thereof, at least five (5) Business Days (or such shorter period as the Lender may agree in writing (including via email)) prior to the incurrence of such Indebtedness (provided, that the foregoing limitation does not apply to any obligations of any Loan Party under any commercial agreement with General Motors);
(h)
other financial information reasonably requested by the Lender and reasonably available to Borrower;

(i)
if a Loan Party is not now a Registered Organization but later becomes one, such Loan Party shall promptly notify the Lender of such occurrence and provide the Lender with such Loan Party’s organizational identification number (if available from the relevant jurisdiction);
(j)
(x) concurrently with the delivery of the documents required under Section 5.2(a) and 5.2(b), Borrower shall deliver an updated Perfection Certificate, signed by a Responsible Officer of Borrower, (i) setting forth the information required pursuant to the Perfection Certificate and indicating any changes in such information from the most recent Perfection Certificate delivered pursuant to this clause (j) (or, prior to the first delivery of a Perfection Certificate pursuant to this clause (j), from the Perfection Certificate delivered on the Closing Date) or (ii) certifying that there has been no change in such information from the most recent Perfection Certificate delivered pursuant to this clause (j) (or, prior to the first delivery of a Perfection Certificate pursuant to this clause (j), from the Perfection Certificate delivered on the Closing Date)~~;~~ and (y) concurrently with the delivery of the documents required under Section 5.2(a), Borrower shall deliver a written certificate (a “Compliance Certificate”) signed by a Financial Officer of Parent substantially in the form of Exhibit H, setting forth the calculations supporting compliance with the financial covenants set forth in Section 6.13 (provided, that if the audited financial statements would result in any change to the calculations supporting compliance set forth in the Compliance Certificate delivered for the last Fiscal Quarter of any fiscal year, then Borrower shall also be required to deliver a Compliance Certificate in connection with the delivery of the documents required under Section 5.2(b) concurrently therewith).
(k)
promptly, and in no event no later than five (5) Business Days (or such longer period as the Lender may agree in writing (including via email)) after receipt of the same by Borrower, Borrower shall deliver to the Lender the monthly Progress Status Report provided to the Loan Parties by Koch Project Solutions, substantially in the same form of the report provided to the Lender by Borrower on September 22, 2022; ~~and~~
(l)
on and after the first funding of any Term Loan, within five (5) Business Days (or such longer period as the Lender may agree in writing (including via email)) after the end of each fiscal month, an updated budget tracking template in the form of the “summary budget and tracker” tab of the Excel file provided by Borrower to the Lender on November 22, 2022; and
(m)
promptly, and in any event no later than five (5) Business Days (or such longer period as the Lender may agree in writing (including via email)) after any change to the information set forth on Schedule 4.2(b) as of the Closing Date (or on Schedule 4.2(b) as subsequently delivered to the Lender pursuant to this clause 5.2(m)), Borrower shall deliver to the Lender an updated Schedule 4.2(b).

provided, that, for purposes of this Section 5.2, none of Parent or its Subsidiaries shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of any Person, (ii) in respect of which disclosure to the Lender (or any of its Party Representatives) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Parent or any of its Subsidiaries owes confidentiality obligations to any third party (provided, further that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.2); provided, further, that notwithstanding the foregoing, the obligations in Section 5.2(a)

and (b) may be satisfied with respect to information filed by Parent with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (including Form 10-Q Reports and Form 10-K reports) and shall be deemed to have been delivered on the date on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange (including, for the avoidance of doubt, by way of “EDGAR”).

5.3.
Taxes; Pensions.
(a)
To the extent any Loan Party defers payment of any contested taxes in an amount in excess of $750,000, such Loan Party shall (i) notify the Lender in writing of the commencement of, and any material development in, the proceedings to the already disclosed in the SEC Reports, and (ii) posts bonds or takes any other steps as such Loan Party may determine (in its commercially reasonable business judgment) are required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”
(b)
Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and material local taxes, assessments, deposits and contributions owed each Loan Party and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.3(a), and shall deliver to the Lender, within five (5) days (or such longer period as the Lender may agree in writing (including via email)), appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, except as would not reasonably be expected to result in any liability to such Loan Party in an amount in excess of $750,000.
5.4.
Access to Collateral; Inspections; Books and Records.
(a)
Provide to the Lender and its agents, at reasonable times, on at least one (1) Business Days’ notice (provided, that no notice is required if an Event of Default has occurred and is continuing), access to inspect the Collateral and the right to audit and copy any Loan Party’s Books. The foregoing inspections and audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as the Lender shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense, including reasonable out-of-pocket expenses. In the event a Loan Party and the Lender schedule an audit more than five (5) days in advance, and such Loan Party cancels or seeks to or reschedules the audit with less than five (5) days written notice to the Lender, then (without limiting any of the Lender’s rights or remedies) Borrower shall reimburse the Lender for any costs incurred by the Lender, plus any out-of-pocket expenses directly relating to the cancellation or rescheduling.
(b)
In addition to the foregoing, cooperate (and cause the architect, the engineer and all Contractors to cooperate) with the Lender in arranging for inspections, at Borrower’s expense, of the Project, including of progress of the construction of the Georgia Facility, by any representatives of the Lender at any such times as the Lender may reasonably request with at least one (1) Business Days’ notice and during normal construction hours (provided, that no notice is required if an Event of Default has occurred and is continuing); provided, further, the Lender and its representatives agree to comply with Borrower’s customary safety procedures in connection with such inspections of the Project.
(c)
For all purposes of this Section 5.4, (i) any information disclosed to the Lender in connection with the foregoing inspections shall be subject to Section 14.7 and (ii) none of Parent or its Subsidiaries shall be required pursuant to any such inspections to disclose or provide any information (A) that constitutes non-financial trade secrets or non-financial proprietary information of any Person (provided, that the foregoing limitation does not apply to any obligations of any Loan Party under any commercial agreement with General Motors), (B) in respect of which disclosure to the Lender (or any of its Party Representatives) is prohibited by applicable law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which Parent or any of its Subsidiaries owes confidentiality obligations to any third party (provided, further, that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.4) .
5.5.
Insurance.
(a)
Obtain and maintain, or cause to be maintained, in full force and effect, at its sole expense, insurance for the Loan Parties and the Collateral providing at least the following coverages, to the extent applicable:
(i)
Insurance with respect to the Collateral insuring against any peril now or hereafter included within the classification “Special Cause of Loss” (sometimes referred to as “All Risk of Physical Loss” or “Special Perils”), together with an “Ordinance and Law” endorsement, in amounts at all times sufficient to prevent the Lender from becoming a co-insurer within the terms of the Policies (as defined herein) and under applicable law, but in any event such insurance shall be maintained in an amount which, after application of deductible, shall be equal to the full insurable value of the Project, the term “full insurable value” to mean the actual replacement cost of the Collateral (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower and in no event less than the coverage required pursuant to the terms of any Lease (the “Replacement Cost”);
(ii)
Commercial general liability insurance on the so-called “occurrence” form, including bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon the Lender and all court costs and legal fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Collateral in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Collateral but in any event for a limit per occurrence of at least $1,000,000 and an annual aggregate of at least $2,000,000. This requirement may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $10,000,000 per occurrence and $10,000,000 aggregate for bodily injury and property damage liability.

(iii)
Statutory workers’ compensation insurance with respect to any work on or about the Project.
(iv)
Business interruption insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than ninety (90) days from the date of casualty or loss, containing an extended period of indemnity endorsement which provides that after the physical loss to the Collateral has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration of ninety (90) days from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.
(v)
Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Rhode Island Property or the Project (including “system breakdown coverage”) and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally required by institutional lenders for properties comparable to the Rhode Island Property or the Project, as applicable;
(vi)
If required by the Lender, flood insurance in an amount at least equal to the greater of (A) the Replacement Cost together with business interruption coverage and (B) the maximum limit of coverage available for the Rhode Island Property and the Project under the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994, as each may be amended;
(vii)
At all times during which any construction, repairs or alterations are being made with respect to the Project which affect the structure of the Project, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 5.5(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 5.5(a)(i) and (3) including permission to occupy the Project;
(viii)
Such other insurance with respect to the Collateral or on any replacements or substitutions or additions or increased coverage limits as may from time to time be required by the Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy; and
(ix)
Borrower and Aspen RI shall each obtain an ALTA title insurance policy reasonably satisfactory to the Lender (a “Title Policy”) within fifteen (15) days of recording the Leasehold Deed to Secure Debt with respect to the Georgia Property, and the Mortgage with respect to the Rhode Island Property, which Title Policy shall be underwritten by an insurer approved by the Lender (the “Title Company”) in an amount approved by the Lender and insuring the liens created under the Mortgage and the Leasehold Deed to Secure Debt to be a first-priority liens, subject only to such exceptions and conditions to title as disclosed in policies of title insurance made available to the Lender (“Permitted Exceptions”), and containing such endorsements as the Lender may reasonably require. In addition, if required by the Lender, one or more other title insurance companies reasonably acceptable to the Lender shall have issued such coinsurance and/or reinsurance as determined by the Lender. No title matter may be insured over by any Title Company without the express written consent of the Lender. Each advance of the Term Loan shall be insured by the Title Company by an endorsement to the Title Policy for the Georgia Property in the form of Exhibit G as set forth in clause (n) to Schedule 3.2.
(b)
All insurance provided for in Subsection 5.5(a) shall be for a term of not less than one (1) year and obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), and shall be issued by one or more other domestic primary insurer(s) (except for policies placed outside the U.S. for Aspen exposure outside the U.S.) having a general policy rating of A- or better and a financial class of IX or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company, Inc. is no longer available, a similar rating from a similar or successor service). All insurers providing insurance required herein shall be authorized and admitted to issue insurance in the state in which the Project, or the Rhode Island Property, as applicable, is located. The Policy referred to in Subsection 5.5(a)(ii) above shall name the Lender as an additional insured and the Policies referred to in Subsection 5.5(a)(i), (iv), (v), (vi) and (vii), and as applicable (viii), above shall provide that all proceeds be payable to the Lender, named as mortgagee and loss payee and shall contain notice of cancellation and notice of material changes and termination provisions, in each case, reasonably acceptable to the Lender. Evidence of insurance with respect to all renewal and replacement Policies shall be delivered to the Lender as promptly as practicable prior to the expiration date of any of the Policies required to be maintained hereunder which evidence shall bear notations evidencing payment of insurance premiums. Originals or evidence of such replacement Policies shall be delivered to the Lender promptly after receipt by the applicable Loan Party thereof but in any case within thirty (30) days (or such longer period as the Lender may agree in writing (including via email)) after the effective date thereof. If any Loan Party fails to maintain and deliver to the Lender the original Policies or evidence of insurance required herein, the Lender may procure such insurance at such Loan Party’s sole cost and expense.
(c)
Each Loan Party shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Project or the Rhode Island Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by any Loan Party on or with respect to any part of the Collateral pursuant to this Section 5.5 and shall not purchase any additional amounts of insurance that would cause the Lender to become a co-insurer within the terms of the Policies.
(d)
Unless the Lender requires the Loan Parties to obtain a separate Policy or Policies under Section 5.5(a), the insurance coverage required may be effected under a blanket Policy or Policies covering the Collateral; provided, that any such blanket Policy shall specify, except in the case of commercial general liability insurance, the premises address of each building, the portion of the total coverage of such Policy that is allocated to the Collateral, and any sublimit in such blanket Policy applicable to the Collateral, and shall in any case provide the same protection as would a separate policy insuring only the Collateral and otherwise comply with all other respects with the requirements of this Section 5.5.

(e)
In the event of a foreclosure of the Mortgage or the Leasehold Deed to Secure Debt or other transfer of title to the Collateral in extinguishment in whole or in part of the Obligations, all right, title and interest of any Loan Party in and to the Policies (other than builder’s risk) then in force concerning the Collateral and all proceeds payable thereunder shall thereupon vest in the Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.
(f)
At the Lender’s request, each Loan Party shall deliver certificates of insurance policies and evidence of all premium payments.
5.6.
Disbursement Account. Deposit the proceeds of the Term Loans into a designated Account (the “Disbursement Account”) maintained at a bank or financial institution subject to a Control Agreement that perfects the Lender’s security interest in such Account.
5.7.
Protection of Intellectual Property Rights.
(a)
(i) Take such action as, in its reasonable business judgment, it deems necessary to protect, defend and maintain the validity and enforceability of its material Intellectual Property; (ii) reasonably promptly advise the Lender in writing of material infringements of its material Intellectual Property; and (iii) not take any action or omit to take any action which would reasonably be expected to result in any material Intellectual Property being abandoned, forfeited or dedicated to the public without the Lender’s written consent; provided, that, for purposes of this Section 5.7(a), “material Intellectual Property” shall be deemed to include, without limitation, Intellectual Property that is (x) subject to any Technology License Agreement and/or (y) necessary for the operation of the Georgia Facility or the Rhode Island Facility.
(b)
Provide written notice to the Lender within twenty (20) days (or such longer period as the Lender may agree in writing (including via email)) of entering or becoming bound by any material Restricted License (other than over-the-counter or off-the-shelf software that is commercially available to the public).
5.8.
Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to the Lender, without expense to the Lender, the Loan Parties and their respective officers, employees, agents and Books, to the extent that the Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against the Lender with respect to any Collateral or relating to any Loan Party; provided, that, for purposes of this Section 5.8, none of Parent or its Subsidiaries shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of any Person (provided, that the foregoing limitation does not apply to any obligations of any Loan Party under any commercial agreement with General Motors), (ii) in respect of which disclosure to the Lender (or any of its Party Representatives) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which Parent or any of its Subsidiaries owes confidentiality obligations to any third party (provided, further, that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.8).

5.9.
Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 6.2 and 6.6 hereof, in the event Borrower or any Guarantor creates or acquires any Subsidiary (including, without limitation, pursuant to a Division), Borrower and such Guarantor shall, prior to the creation or acquisition of such new Domestic Subsidiary, promptly notify the Lender thereof and, at the Lender’s request, in its sole discretion, take all such action as may be reasonably required by the Lender to (a) cause each such Domestic Subsidiary to, in the Lender’s sole discretion, become a co-borrower or Guarantor hereunder, together with such appropriate financing statements and/or control agreements, all in form and substance reasonably satisfactory to the Lender (including being sufficient to grant the Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Domestic Subsidiary), (b) provide to the Lender appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to the Lender; provided, that with respect to any Foreign Subsidiary, Borrower shall only be required to grant and pledge to the Lender a perfected security interest in up to sixty-five percent (65%) of the stock, units or other evidence of ownership of such Foreign Subsidiary; and (c) provide to the Lender all other documentation in form and substance reasonably satisfactory to the Lender, including one or more opinions of counsel reasonably satisfactory to the Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.9 shall be a Loan Document.
5.10.
~~[Reserved]~~Quarterly Consultation~~.~~

. Commencing with the Fiscal Quarter ending December 31, 2023, and during each Fiscal Quarter thereafter (on such Business Day and at such time as agreed by the Loan Parties and the Lender), representatives of the Loan Parties and the Lender shall meet on a quarterly basis, on such Business Day as mutually agreed (not to be unreasonably withheld, conditioned or delayed) by Borrower and the Lender, to review Lender’s (or its Affiliate’s) production needs at the Georgia Facility. For the avoidance of doubt, (x) if no meeting occurs during any Fiscal Quarter for any reason (unless Lender in its sole discretion agrees to waive the meeting requirement in such Fiscal Quarter in writing (including via email)), the Loan Parties shall be considered in breach of this Section 5.10 and (y) any such meeting may be conducted virtually or via teleconference call as mutually agreed (not to be unreasonably withheld, conditioned or delayed) by Borrower and the Lender.

5.11.
Environmental.
(a)
Keep any property either owned or operated by any Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens;
(b)
Comply in all material respects with all applicable Environmental Laws (taking into account any applicable cure under any applicable law) and provide to the Lender environmental reports and information prepared by licensed or registered environmental engineers or other qualified parties reasonably acceptable to the Lender, as the Lender may reasonably request in writing from time to time;

(c)
Timely notify the Lender of any legally reportable release of which any Loan Party has knowledge of Hazardous Materials from or onto property owned, leased, or operated by such Loan Party and take any Remedial Actions to the extent required by applicable Environmental Law to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law; and
(d)
Promptly, but in any event within seven (7) Business Days of its receipt thereof (unless a shorter notice period is appropriate or required under the circumstances), provide the Lender with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party, or (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Loan Party.
(e)
Within twenty (20) Business Days of the Closing Date (or such longer period as the Lender may agree in writing (including via email)), Borrower shall deliver to the Lender a certification of the most recent Phase I report with respect to each Property.
5.12.
Incorporation of Terms. In the event that any Loan Party enters into any Other Financing Facility that is a debt facility (including the Revolving Loan Agreement) and that includes terms that are more favorable to the lender thereunder (including the inclusion of any financial covenant, securing such debt with assets that are not part of the Collateral or providing guarantees of such debt by entities that are not Guarantors), in the aggregate, in comparison to the terms set forth in this Agreement (excluding (i) any currency, pricing, interest rate provisions, rate floors, fees, premiums (including prepayment premiums), funding discounts and other purely economic terms, (ii) any equity conversion rights applicable to such Other Financing Facility (subject in all respects to the limitations in Sections 6.5 and 6.6 on the Loan Parties ability to make any Restricted Payment or otherwise repay, buyback, repurchase or redeem any such Other Financing Facility that is a debt facility) and (iii) to reflect the priority on the Collateral as agreed in any Revolver Intercreditor Agreement entered into pursuant to the terms hereof) (each such term being herein called a “More Favorable Provision”), then it is agreed that the More Favorable Provision shall be deemed automatically to be incorporated into this Agreement and the Lender shall be entitled to all of the rights and benefits of the More Favorable Provision as if such More Favorable Provision was incorporated into this Agreement as of the date that such provisions became effective in the Other Financing Facility; provided, however, that in the event that the Other Financing Facility is terminated or the More Favorable Provision is amended or waived, and as a result the More Favorable Provision is no longer more restrictive or more beneficial to the Lender than the provisions otherwise set forth in this Agreement, then the Lender shall no longer be entitled to the benefit of the More Favorable Provision. At the request of the Lender, the Loan Parties shall amend this Agreement to specifically incorporate any such More Favorable Provisions (subject to the terms of this Section 5.12).
5.13.
Use of Proceeds.
(a)
Borrower shall use the proceeds of any Term Loan and any Additional Financing Facility solely for the purposes set forth in the applicable (pre-approved by General Motors) Term Loan Budget and consistent with the Project Budget (subject, in each case, to an aggregate permitted variance not to exceed 11~~5~~0% of the amounts set forth in the Project Budget collectively (and not on a line by line basis) plus any amounts in excess thereof to the extent funded with equity (the “Permitted Variance”)).

(b)
No part of the proceeds of any Term Loan made hereunder will be used by Borrower or any of its Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(c)
No proceeds of any Term Loan made hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in, or make any payments to or for the benefit of, a Sanctioned Person or a Sanctioned Entity, or in any other manner that would result in a violation of Sanctions by any Person.
5.14.
Delivery of Material Contracts and Project Contracts. (i) Deliver written notice to the Lender within five (5) Business Days (or such longer period as the Lender may agree (including via email)) of the entry of any Loan Party into a Material Contract or a Project Contract, a material amendment to any of the foregoing or a material amendment to the Governing Documents or the Georgia Lease, (ii) deliver copies of the foregoing, to the extent requested by the Lender, and (iii) enter into a collateral assignment of such Material Contract or Project Contract, to the extent requested by the Lender.
5.15.
Further Assurances. Execute any further instruments and take further action as the Lender reasonably requests to perfect or continue the Lender’s Lien in the Collateral or to effect the purposes of this Agreement unless specifically waived in writing by the Lender.
5.16.
Construction Related Covenants.
(a)
Permits and Licenses. Borrower shall diligently pursue and maintain (i) all Project Permits and (ii) licenses necessary to construct the Georgia Facility and the construction and operation of the Project.
(b)
Payment and Performance Bond. Borrower shall obtain or cause to be obtained and deliver to the Lender a payment and performance bond with regard to (i) all Major Subcontracts awarded with work in progress as of the Closing Date, as set forth on Schedule 5.16(b) and (ii) all Major Subcontracts awarded after the Closing Date involved in the construction of the Georgia Facility, in form and substance reasonably acceptable to the Lender, which is (A) issued by a Treasury-listed surety licensed to do business in the state where the Property is located and (B) written in triple-obligee form naming the Lender as co-obligee.
(c)
Contracts.
(i)
Construction Contract. Borrower shall deliver to the Lender copies of each amendment to the General Contractor’s Contract that (i) is a guaranteed maximum price amendment, (ii) results in net increase of more than $5,000,000 or (iii) is a non-monetary amendment thereto not in the ordinary course of business.
(ii)
Contractor Information. If requested by the Lender, Borrower shall deliver a list of all contractors, subcontractors, and material suppliers to be employed in connection with the construction of the Georgia Facility, setting forth (i) the nature of the work to be performed, (ii) the labor and materials to be supplied, and (iii) the dollar amount of (x) the work and materials to be used in connection therewith and (y) the work that has been performed and the materials that have been used, including the outstanding amounts owed in connection therewith; provided, that with respect to any such contractor, subcontractor or material supplier who is not performing work at the Project or party to a contract with any Loan Party with respect to the Project as of the time of such request, such information shall be provided only to the extent then known by such Loan Party.
(d)
Title to Property. Borrower shall promptly commence to cure and proceed diligently to complete, or cause to be cured, any defect in the title to any Property (other than Permitted Liens) and any real property necessary to the construction (in accordance with the applicable Budget and Milestones, as applicable), operation, use, and/or enjoyment of the Project on such Property or such other real property for the purposes intended under this Agreement.
(e)
Compliance. Borrower shall comply in all material respects with applicable building codes in construction of the Project, shall obtain all Project Permits and, if requested by the Lender, shall provide the Lender with copies of any such Project Permits.
(f)
Notices by Governmental Authority; Casualty; Condemnation. Borrower shall timely comply with any written notice or claim by any Governmental Authority pertaining to the Property and shall, if reasonably requested by the Lender, promptly furnish to the Lender a true and complete copy of any such written notice of defect, shall promptly notify the Lender of any fire or other casualty or any written notice of taking or eminent domain action or proceeding affecting the Project, or the written threat of any such action or proceeding of which the applicable Loan Party becomes aware.
(g)
Title Company. Borrower shall engage the Title Company as disbursement agent, which shall make disbursements of Term Loan proceeds from the Disbursement Account to Borrower in connection with the construction of the Georgia Facility, and shall “down date” the endorsement of the Title Policy for the Georgia Property to reflect each such Term Loan.
(h)
Notices.
(i)
Borrower shall promptly, and in no event no later than five (5) Business Days (or such longer period as the Lender may agree in writing (including via email)) upon any Responsible Officer of Borrower obtaining knowledge thereof, notify the Lender of the following:
(A)
any deficiencies asserted or Liens (other than Permitted Liens) filed against or the commencement of similar proceedings with respect to the Project;
(B)
the failure to obtain any Project Permit or the loss of any Project Permit;
(C)
a claim against any payment or performance bond delivered pursuant to Section 5.16(b) above; and
(D)
any changes in the Plans or any construction contract which (a) will impact production capacity of the Project such that it would be inconsistent with Parent’s obligations under the GM Purchase Contracts, (b) will result in any change in the fundamental design concept of the Project, (c) will result in any increase or decrease in the most recently delivered Term Loan Budget in excess of the Permitted Variance or (d) would be reasonably expected to cause Borrower to fail to meet any Milestone.
(i)
Indemnity. Notwithstanding anything to the contrary in Section 9.3, to the fullest extent permitted by law, and at Borrower’s sole cost and expense, indemnify, defend, satisfy all judgments and hold harmless, the Lender and its officers, agents and employees in their capacities as such, from and against all claims, actions, judgments, costs, liabilities, damages, losses and expenses arising out of or relating to any Property or the Project, excluding, however, liabilities arising from the fraud, gross negligence, bad faith or willful misconduct of the Lender, its officers, agents and employees.
(j)
Survey and Updated Title Policy. Promptly, and within thirty (30) days (or such longer period as the Lender may agree in writing (including via email)) after the issuance of the Certificate of Occupancy for the Project, an ALTA as-built survey of the Project.
(k)
Zoning.
(i)
(A) The construction of the Project will be in accordance with the Plans in all material respects, (B) the construction of the Project and the use and operation of the Georgia Property as indicated herein will conform to and comply with all material requirements of such public and private conditions, restrictions, reservations and zoning ordinances, and (C) the construction of the Project and the use and operation of the Georgia Property will comply in all material respects with all rules, regulations and requirements of all relevant Governmental Authorities, and will not result in any material violation of any law, ordinance, regulation or restriction now existing and affecting the Georgia Property.
(ii)
(A) The use and operation of the Rhode Island Property as indicated herein will conform to and comply with all material requirements of such public and private conditions, restrictions, reservations and zoning ordinances, and (B) the use and operation of the Rhode Island Property will comply in all material respects with all rules, regulations and requirements of all relevant Governmental Authorities, and does not result in any material violation of any law, ordinance, regulation or restriction now existing and affecting the Rhode Island Property.
5.17.
Collateral.
(a)
The Collateral shall be maintained at the locations provided in the Perfection Certificate or such other location of which Borrower has given the Lender notice pursuant to Section 5.2(j) and delivered a Collateral Access Agreement in favor of the Lender with respect to such other location or as otherwise permitted hereunder or pursuant to the Security Agreement; provided, that, a Collateral Access Agreement shall not be required if the aggregate value of Collateral maintained at any such location is below $250,000.
(b)
Each Loan Party shall maintain good title to, and rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder (including Aspen RI as the sole owner of the fee interest in the Rhode Island Property), free and clear of any and all Liens, except Permitted Liens. No Loan Party shall have Collateral Accounts at or with any bank or financial institution, other than the Collateral Accounts described in the Perfection Certificate, the Disbursement Account, any other Collateral Account of which Borrower has given the Lender notice pursuant to Section 5.2(j) and delivered a Control Agreement to the Lender and to the extent required by Section 5.9 and subject to any applicable Intercreditor Agreement.
5.18.
Full Disclosure. All written information (other than Projections) with respect to the Loan Parties in any certificate or written statement to be provided to the Lender, including the information contained in each Budget and in any document to be furnished to the Lender by any Loan Party in connection with this Agreement or any other Loan Document, when taken as a whole, will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements will be made (after giving effect to all supplements and updates thereto from time to time).
5.19.
Post-Closing Deliveries. (x) The items listed in clauses (e), (i), (j), (k), (l), (o), (p), (q), (r) and (s) of Schedule 3.2 shall be delivered on or before December 16, 2022 (or such longer period as the Lender may agree in writing (including via email)) and (y) Borrower shall deliver to the Lender a new Phase I report with respect to the Rhode Island Property which shall be certified to the Lender on or before March 1, 2023 (or such longer period as the Lender may agree in writing (including via email)).
5.20.
Separate Tax Parcel. Within ten (10) Business Days following the Closing Date, Borrower shall make a request to the office of the Bulloch County Assessor to have the parcel on which the Georgia Facility will be built to have such land broken out as a separate tax parcel, will cooperate in satisfying all requirements and will keep the Lender informed as to the status of such effort.
5.21.
Compliance with Laws. Without duplication of Section 5.11 in respect of Environmental Laws, comply in all respects with the requirements of all laws, orders, writs, injunctions and decrees and duly observe all requirements of any Governmental Authority, in each case, applicable to it or to its business or property, except if the failure to comply therewith would not result in a material liability or have a Material Adverse Effect.
6.
NEGATIVE COVENANTS.

Each of Borrower, Parent and Aspen RI, covenants and agrees that until the Obligations are Paid in Full, it will not:

6.1.
Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness; provided, that any Permitted Indebtedness provided by an Affiliate of any Loan Party shall not have an interest payment obligation that requires cash payment prior to the Payment in Full of the Obligations (excluding any cash interest payable pursuant to any mandatory redemption provisions upon a change of control or asset sale event which are subordinated to the Obligations pursuant to a subordination agreement).

6.2.
Liens. Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens.
6.3.
Dispositions. Convey, sell, lease, license, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property (including Intellectual Property), except for Transfers (a) of Inventory or Equipment in the ordinary course of business; (b) of worn out or obsolete Equipment; (c) to the extent constituting a Transfer, Permitted Liens and Permitted Investments and (d) of non-exclusive licenses for the use of property of any Loan Party or its Subsidiaries in the ordinary course of business (including pursuant to clause (h) of the definition of Permitted Liens and any Technology License Agreement); provided, that no permitted Transfer under the foregoing clauses (a) through (c) shall be made to a non-Loan Party Affiliate of any Loan Party.

To the extent that any Collateral is Transferred as permitted by clause (a) or (b) of this Section 6.3, such Collateral shall be Transferred free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Transfer, and the Lender shall any action reasonably requested by Loan Parties in order to effect the foregoing; provided, that in the case of a Transfer made to any Loan Party, the relevant transferred assets shall become part of the Collateral of the transferee Loan Party (except to the extent such assets are Excluded Assets).

6.4.
Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division).
6.5.
Restricted Payments; Investments. (a) Make any Restricted Payment (other than any distribution from Aspen RI to Parent); or (b) directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary), other than a Permitted Investment.
6.6.
Restricted Debt Payments.
(a)
Prepay, buyback, repurchase or redeem any outstanding Indebtedness incurred under clauses (b), (c), (g), (h) (to the extent any such obligation under clause (h) is owed by Borrower), (j) and (l) of the “Permitted Indebtedness” definition (in each case except to the extent permitted pursuant to clause (i) of the definition thereof) prior to its stated maturity.
(b)
(i) Make or permit any payment on any Subordinated Indebtedness or Disqualified Equity Interests, except to the extent permitted under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness or Disqualified Equity Interests is subject, or (ii) amend any provision in any document relating to the Subordinated Indebtedness or Disqualified Equity Interests which would increase the amount thereof to the extent not otherwise permitted hereunder, or adversely affect the subordination thereof to Obligations owed to the Lender.

6.7.
Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Loan Party (other than Affiliates that are Loan Parties), except for (a) transactions that are in the ordinary course of such Loan Party’s business, each not to exceed $500,000 individually, or in a series of related transactions, (b) the Convertible Notes, the Equity Investment and any Additional Financing Facility provided by Koch Strategic Platforms (and its Affiliates) otherwise constituting “Permitted Indebtedness” and (c) any transaction in excess of $500,000 individually; provided, that such transaction is upon fair and reasonable terms that are not materially less favorable to such Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person; provided, further, that such transaction under this clause (c) shall be approved by either a majority of the Disinterested Board Members of the Parent’s Board of Directors or by Parent’s audit committee in accordance with the requirements for related party transactions under the New York Stock Exchange rules then in effect; provided, further, that at any time after the Closing Date, as promptly as practicable following the entrance into any transaction permitted by the foregoing clauses (b) or (c), the appropriate Loan Party shall deliver to the Lender a supplement to Schedule 4.16(a) listing such transaction.
6.8.
Amendments to Material Contracts and Other Debt Documents. Amend, modify, or change any of the terms or provisions of any term or condition of any Material Contract, Project Document, any Governing Document or the Georgia Lease, that, either individually or in the aggregate, is adverse in any material respect to the Lender.
6.9.
Limitations on Negative Pledges and other Agreements. Other than as provided in the Loan Documents or the documentation governing any Permitted Indebtedness that is subject to a Permitted Lien (and subject to the applicable Intercreditor Agreement), enter into, incur, or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation.
6.10.
Control Agreement. ~~No Loan Party shall e~~Enter into any control agreement over any Account containing proceeds of an Other Financing Facility.
6.11.
Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System); fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or non-exempt Prohibited Transaction (each as defined in ERISA), to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of any Loan Party in an amount in excess of $750,000, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

6.12.
OFAC; Patriot Act; Anti-Corruption Laws. Fail to comply with the laws, regulations and executive orders referred to in Sections 4.10, 4.11 and 4.12.
6.13.
Financial Covenants. As of each Test Date commencing with the Fiscal Quarter ending December 31, 2024:
(a)
the Total Leverage Ratio shall not be greater than 5.00:1.00; and
(b)
the ratio of total Indebtedness of Parent and its Subsidiaries (excluding Indebtedness incurred under a Revolving Loan Agreement that benefits the Borrower in a principal amount not to exceed $50,000,000 and undrawn letters of credit permitted under clause (n) of the definition of Permitted Indebtedness) to the consolidated equity of Parent and its Subsidiaries shall not be greater than 1.20x.

The Loan Parties will demonstrate compliance with this Section 6.13 by delivering a Compliance Certificate in accordance with and subject to Section 5.2(j)(y).

7.
EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

7.1.
Payment Default. Borrower or any other Loan Party fails to (a) make any payment of principal or interest on any Term Loan on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Term Loans will be funded during the cure period);
7.2.
Covenant Default.
(a)
Any Loan Party fails or neglects to perform any obligation in Sections 5.2 (provided, however, that Borrower shall have ten (10) Business Days from the scheduled due date to cure any default under clauses 5.2(a) and (b)), 5.4, 5.6, 5.12, 5.13, 5.16(b), 5.17, 5.18 or any covenant in Section 6 (subject to the Cure Right with respect to a default under Section 6.13); or
(b)
Any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by such Loan Party be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Loan Party shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Term Loans shall be funded during such cure period). Cure periods provided under this section shall not apply, among other things, to any other covenants set forth in clause (a) above;

7.3.
Attachment; Levy; Restraint on Business.
(a)
(i) The service of process seeking to attach, by trustee or similar process, any funds of any Loan Party or of any entity under the control of such Loan Party (including a Subsidiary), or (ii) a notice of lien or levy (other than a Permitted Lien) is filed against any Property, the Project or any of the assets of any Loan Party by a Governmental Authority or by any other party, and the same under sub-clauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Term Loan shall be funded during any thirty (30) day cure period; or
(b)
(i) any material portion of any Loan Party’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents such Loan Party from conducting any material part of its business;
7.4.
Insolvency. (a) any Loan Party and its Subsidiaries, taken as a whole, is not Solvent, (b) any Loan Party begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against any Loan Party and not dismissed or stayed within forty-five (45) days (but no Term Loan shall be funded while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
7.5.
Other Indebtedness and Agreements.
(a)
a default under any Material Contract to which any Loan Party is a party, or under any GM Purchase Contract, in each case after the passing of the applicable cure period thereunder (if any) and giving effect to any waivers, that results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s obligations thereunder or to terminate such Material Contract or any GM Purchase Contract;
(b)
the occurrence of an event of default under the Georgia Lease as a result of which, upon the expiration of any applicable grace period provided in such instrument and the exercise of remedies available therein or by applicable laws, the lessor of the Georgia Lease may terminate the Georgia Lease; or
(c)
subject to the applicable cure periods of any Project Document, any default or failure of Borrower to comply with any of the terms or conditions of any Project Document that could reasonably be expected to result in a Project MAE.
7.6.
Milestones. Any Milestone shall not be satisfied within thirty (30) days (subject to a day for day extension due to any Force Majeure delays (subject to a maximum of sixty (60) days) and as such date may be further extended by the Lender in writing (including via email)) after the date by which such Milestone was to have been achieved or cessation of work on the construction of the Project for any period of thirty (30) consecutive days (except for any work stoppage approved by the Lender or due to Force Majeure (solely on a day to day extension and subject to a maximum of thirty (30) consecutive days)); provided, that notwithstanding the foregoing, the aggregate extension for all Milestones shall not exceed sixty (60) days.

7.7.
Judgments. One or more final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $750,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against any Loan Party and the same are not, within thirty (30) days after the entry thereof, discharged or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided, that no Term Loan will be funded prior to the discharge, stay, or bonding of such judgment, order or decree);
7.8.
Misrepresentations. Any Loan Party or any Responsible Officer makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to the Lender or to induce the Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
7.9.
Governmental Approvals; Noncompliance; Lapse of Permits.
(a)
Any Governmental Approval shall have been (i) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and, in each case, such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Effect;
(b)
Failure of the Project or any part thereof to comply with any Governmental Requirements, which failure is not cured within thirty (30) days after written notice thereof is delivered by the Lender to Borrower; or
(c)
Any Project Permit lapses or ceases to be in full force and effect and is not reinstated or renewed within ten (10) Business Days thereafter.
7.10.
Loan Documents.
(a)
The validity or enforceability of any Loan Document shall at any time for any reason be declared to be null and void, or a proceeding shall be commenced by any Person (other than by the Lender, any Eligible Assignee or any of their respective Affiliates) seeking to establish the invalidity or unenforceability thereof, or any Loan Party or any other party to a Loan Document shall deny that such Person has any liability or obligation purported to be created under any Loan Document (in each case, other than solely as the result of (i) an action or failure to act on the part of the Lender or (ii) upon Payment in Full of the Obligations); or
(b)
The liens, mortgages or security interests of the Lender in any material portion of the Collateral for the Project become unenforceable in whole or in part, or cease to be of the priority herein required or by the applicable Intercreditor Agreement, or subordination agreement or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Borrower or any Guarantor or any Affiliate thereof (other than (i) a release of Collateral in accordance with the terms of the Loan Documents (including in connection with any Transfer permitted under Section 6.3 or upon Payment in Full of the Obligations) or (ii) as a result of any action or omission by the Lender (including failure of the Lender to maintain possession of any Collateral delivered to it or failure of the Lender to file UCC financing statements, amendments or continuations).
7.11.
Change of Control. A Change of Control shall occur, whether directly or indirectly that is not a Permitted Change of Control.
7.12.
Proceedings. The (a) indictment of, or commencement of criminal proceedings against, any Loan Party or any Affiliate under any criminal statute, (b) commencement of civil proceedings against any Loan Party pursuant to which proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Loan Party.
7.13.
Bond Defaults. The party to any bond for performance of the work or payment of the costs thereof fails to comply with the terms therefore upon which terms the effectiveness of such bond is conditioned, which failure thereof would reasonably be expected to result in a Project MAE.
8.
RIGHTS AND REMEDIES.
8.1.
Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, the Lender may (upon written notice to Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Term Loan and all other Obligations, whether evidenced by this Agreement or by any other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower, exercise all other rights and remedies available to the Lender under the Loan Documents, under applicable law, or in equity. In addition, upon the occurrence and during the continuation of an Event of Default, any commitment to make Term Loans shall, with any notice to Borrower or any other Person or any act by the Lender, terminate. The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender, the Obligations, inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Term Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrower shall automatically be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Borrower, and any commitment to make Term Loans shall terminate.
8.2.
Remedies Cumulative. The rights and remedies of the Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default shall be deemed a continuing waiver. No delay by the Lender shall constitute a waiver, election, or acquiescence by it.
8.3.
Equity Cure Rights. In the event the Loan Parties fail to comply with any financial covenant set forth in Section 6.13 (including any financial covenant added after the Closing Date pursuant to Section 5.12), subject to the terms and conditions hereof, Parent and its Subsidiaries shall have the right until the expiration of the 15th Business Day subsequent to the date the applicable financial statements are required to be delivered to receive cash contributions from its direct or indirect shareholders in an aggregate amount equal to, but not greater than, the amount necessary to cure such financial covenant (hereinafter, the “Cure Right”), and within one (1) Business Day (or such longer period as Lender may agree in writing (including via email)) of receipt by Parent or any of its Subsidiaries of such cash pursuant to the exercise by Parent or any of its Subsidiaries of such Cure Right, such amount shall, prior to the expiration of such 15-Business Day period referred to above, be contributed or distributed (to the extent not issued by the Borrower), as the case may be, as cash common equity to the Borrower (the “Cure Amount”) and shall be paid to the Lender as a mandatory prepayment of the Term Loans (applied in accordance with Section 2.3(b)), and such financial covenant shall then be recalculated giving effect to the following pro forma adjustments: (a) With regard to clause 6.13(a), (i) Consolidated EBITDA shall be increased for the applicable Fiscal Quarter and for the subsequent three (3) consecutive Fiscal Quarters, solely for the purpose of measuring such financial covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and (ii) any prepayment of the Term Loans made with respect to such Cure Amount shall not serve as a reduction to Indebtedness for borrowed money for purposes of calculating any financial covenant set forth in Section 6.13 for the applicable Fiscal Quarter (but, notwithstanding anything to the contrary in this Agreement, such Cure Amount shall, if applied to the Term Loans, reduce Indebtedness for Borrowed Money for purposes of calculating any financial covenant set forth in Section 6.13 after the Fiscal Quarter in respect of which the Cure Amount is contributed); (b) with regard to clause 6.13(b), the Cure Amount shall be deemed an increase in the consolidated equity of Parent and its Subsidiaries; and (c) if, after giving effect to the foregoing recalculations, the Loan Parties shall then be in compliance with the requirements of the financial covenant set forth in Section 6.13, the Loan Parties shall be deemed to have been in compliance with such Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenant that had occurred shall be deemed not to have occurred for this purpose of the Agreement and no Event of Default shall be deemed to have occurred. Notwithstanding anything herein to the contrary, in no event shall Parent and/or the Borrower be permitted to exercise the Cure Right hereunder (x) more than four (4) times in the aggregate during the term of this Agreement or (y) more than two (2) times in any four consecutive Fiscal Quarter period.
9.
WAIVERS; INDEMNIFICATION.
9.1.
Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender on which Borrower may in any way be liable.

9.2.
Lender’s Liability for Collateral. Borrower hereby agrees that: (a) so long as the Lender complies with its obligations, if any, under the Code, the Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.
9.3.
Indemnification. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection herewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery incurred in advising, structuring, drafting, reviewing, or administering the Loan Documents, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s compliance with the terms of the Loan Documents; provided, that the indemnification in this clause (a) shall not extend to disputes solely between or among the Lender and its respective Affiliates that do not involve any acts or omissions of Borrower, and (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of the Term Loan hereunder, or the use of the proceeds of the Term Loan hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 9.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the fraud, gross negligence, bad faith or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the Payment in Full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. Any demand for payment of Indemnified Liabilities shall be made within thirty (30) days of demand therefor. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON, OTHER THAN FRAUD, GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT.
10.
NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be furnished electronically as contemplated in Section 5.2) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or facsimile. In the case of notices or demands to Borrower or other Loan Parties or the Lender, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:	ASPEN AEROGELS, INC. 26 Forest Street, Suite 200 Marlborough, MA 01752

Attn:	Ricardo C. Rodriguez and Virginia H. Johnson
Email:	rrodriguez@aerogel.com, gjohnson@aerogel.com, and legal@aerogel.com

with a copy to:	WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue

Attn:	Andrew Colao, Esq. and Jacqueline Oveissi, Esq.
Email:	andrew.colao@weil.com jacqueline.oveissi@weil.com

If to the Lender:	GENERAL MOTORS HOLDINGS LLC Detroit Treasury Office 300 Renaissance Center Mail code: 482-C26-D41 Detroit, MI 48265 Attention: Yana Shor, Assistant Treasurer Email: treasurysfrm@gm.com with copies to:

GENERAL MOTORS HOLDINGS LLC

Global Purchasing and Supply Chain

Cole Engineering Center

29755 Louis Chevrolet Road

Warren, MI 48090-9020
M/C 480-210-8N

Attn: Aaron M. Silver

Email: aaron.silver@gm.com

and to:

HONIGMAN LLP
315 East Eisenhower Parkway

Suite 100
Ann Arbor, Michigan 48108-3330
Attn: Barbara A. Kaye, Esq.
Email: bkaye@honigman.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 10, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

11.
CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(a)
THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN; PROVIDED, THAT WITH RESPECT TO ANY PORTION OF THE COLLATERAL LOCATED OUTSIDE OF THE STATE OF MICHIGAN, THE LAWS OF THE PLACE IN WHICH SUCH COLLATERAL IS OR IS DEEMED TO BE LOCATED IN SHALL APPLY TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY

TO THE CREATION, PERFECTION, FORECLOSURE OF LIENS AND ENFORCEMENT OR RIGHTS AND REMEDIES AGAINST THE COLLATERAL OR REAL PROPERTY COLLATERAL.
(b)
THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF MICHIGAN AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE STATE COURTS LOCATED IN WAYNE COUNTY, MICHIGAN OR THE FEDERAL COURTS LOCATED IN THE EASTERN DISTRICT OF MICHIGAN; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND THE LENDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11(b).
(c)
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND THE LENDER HEREBY WAIVES ITS RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH LOAN PARTY AND THE LENDER REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)
EACH OF THE LENDER AND THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF MICHIGAN AND THE STATE OF MICHIGAN, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)
NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, OR ATTORNEY-IN-FACT OF THE LENDER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
12.
ASSIGNMENTS; SUCCESSORS.
12.1.
Assignments. The Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents, including the Obligations owed to it, to one or more Eligible Assignees, subject to at least three (3) Business Days prior written notice to Borrower (but without any consent of Borrower). Borrower may not assign all or any portion of its rights and duties under the Loan Documents, including the Obligations, without the Lender’s prior written consent.
12.2.
Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties.
13.
AMENDMENTS; WAIVERS.
13.1.
Amendments and Waivers. No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective, unless the same shall be in writing and signed by the Lender and the Loan Parties party thereto, and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given.
13.2.
No Waivers; Cumulative Remedies. No failure by the Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by the Lender in exercising the same, will operate as a waiver thereof. No waiver by the Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Lender on any occasion shall affect or diminish the Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. The Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that the Lender may have.
14.
GENERAL PROVISIONS.
14.1.
Section Headings. The section headings in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

14.2.
Interpretation.
(a)
Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
(b)
The definitions of terms in this Agreement apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and gender neutral forms. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” The word “will” is intended to be construed to have the same meaning and effect as the word “shall”, and is intended to mean mandatory and not permissive, and “may not” is intended to mean an absolute prohibition. Unless the context requires otherwise:
(i)
any definition of or reference to any agreement, instrument or other document herein will be construed as referring to the agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;
(ii)
any reference herein to any Person will be construed to include the Person’s permitted successors and assigns;
(iii)
the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(iv)
all references herein to Sections will be construed to refer to Sections of this Agreement; and
(v)
the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles.
14.3.
Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
14.4.
Debtor-Creditor Relationship. The relationship between the Lender, on the one hand, and Borrower, on the other hand, arising out of or in connection with the Loan Documents or the transactions contemplated thereby is solely that of creditor and debtor. The Lender does not have (or shall be deemed to have) any fiduciary relationship or duty to Borrower arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the Lender, on the one hand, and Borrower, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

14.5.
Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
14.6.
Revival and Reinstatement of Obligations; Certain Waivers. If the Lender repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to the Lender in full or partial satisfaction of any Obligation or on account of any other obligation of Borrower or any Guarantor under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because the Lender elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that the Lender elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of the Lender related thereto, the liability of Borrower with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist.
14.7.
Confidentiality.
(a)
The Lender and the Loan Parties agree that all information regarding the Lender and any Loan Party, and either party’s operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by the other party in a confidential manner, and shall not be disclosed by either party to Persons who are not parties to this Agreement, except (i) to attorneys for and other advisors, accountants, auditors, and consultants to the parties and to employees, directors and officers of the Lender and Borrower (the Persons in this clause (i), “Party Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis subject to the terms of this Section 14.7; provided, further, that the disclosing party shall be responsible for such Party Representative’s compliance with this Section 14.7, (ii) to Subsidiaries and Affiliates of the Lender and Borrower on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis; provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 14.7; provided, further, that the disclosing party shall be responsible for its Subsidiaries and Affiliates compliance with this Section 14.7, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by the other party, (vi) as requested or required by any Governmental

Authority pursuant to any subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by any Loan Party, the Lender, or their respective Party Representatives), (viii) in connection with any assignment, participation or pledge permitted pursuant to Section 12.1; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 14.7 or pursuant to confidentiality requirements either substantially similar to those contained in this Section 14.7 or otherwise reasonably acceptable to Parent (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of the parties under this Agreement or the other Loan Documents and (x) in connection with, and to the extent reasonably necessary for, the exercise of any party hereto of its rights or remedies under this Agreement or under any other Loan Document; provided, that with respect to any disclosure under clauses (iii), (iv), (vi), (ix) or (x), (A) prior to any disclosure thereunder, the disclosing party agrees to provide the other party with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to the other party by such regulatory authority, Governmental Authority, statute, decision, judicial or administrative order, rule, regulation or other law or such litigation or adversary proceeding, as applicable, (y) any disclosure thereunder shall be limited to the portion of the Confidential Information as may be required by such regulatory authority, Governmental Authority, statute, decision, judicial or administrative order, rule, regulation or other law or reasonably necessary to defend its rights under such litigation or adversary proceeding, as applicable and (z) the disclosing party shall use commercially reasonably efforts to ensure that any such information so disclosed is accorded confidential treatment.
(b)
Without first obtaining the Lender’s consent, no Loan Party will in any manner: (i) advertise or publish the fact that the Lender is a party to any Loan Document or performing any of its obligations under any Loan Document nor disclose the terms of this Agreement, the Term Loan or any of the other Loan Documents; (ii) use the Lender’s trademarks, trade names or confidential information in its advertising or promotional materials; or (iii) use the Lender’s trademarks, trade names or confidential information in any form of electronic communication such as web sites (internal or external), blogs or other types of postings, except as may be required to perform hereunder or as required by law including under the Securities Act or the Exchange Act, as applicable. Notwithstanding the foregoing, any announcement made by the parties hereto in relation to the execution of this Agreement will be shared by Borrower with the Lender reasonably in advance of the Closing Date.
14.8.
Survival. All representations and warranties made by any Loan Party in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Term Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the Obligations have not been Paid in Full.

14.9.
Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
14.10.
No Setoff. All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense and without deduction or withholding for any Taxes.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:	ASPEN AEROGELS GEORGIA, LLC

By:
Name:
Title:

GUARANTORS:	ASPEN AEROGELS, INC.

By:
Name:
Title:

ASPEN AEROGELS RHODE ISLAND, LLC

By:
Name:
Title:

Signature Page to Loan Agreement

LENDER:	GENERAL MOTORS HOLDINGS LLC, as the
Lender

By:
Name:
Title:

Signature Page to Loan Agreement

Exhibit A

Form of Security Agreement

(See attached)

Exhibit B

Form of Guaranty Agreement

(See attached)

Exhibit C

Form of Collateral Assignment Agreement

(See attached)

Exhibit D

Form of Promissory Note

(See attached)

Exhibit E

Form of Revolver Intercreditor Agreement

(See attached)

Exhibit F

Form of Borrowing Request

(See attached)

Exhibit G

Form of Title Company “Date Down” Endorsement for Georgia Property

(See attached)

Exhibit H

Form of Compliance Certificate

(See attached)

EXHIBIT H – FORM OF COMPLIANCE CERTIFICATE

Attached to and made a part of that certain Loan Agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with its terms from time to time, including all schedules and exhibits attached thereto (the “Agreement”), dated as of November 28, 2022, by and between General Motors Holdings LLC, a Delaware limited liability company (“General Motors” together with its successors and assigns, “Lender”), Aspen Aerogels Georgia, LLC, a Georgia limited liability company (the “Borrower”), Aspen Aerogels, Inc., a Delaware corporation (the “Parent”), Aspen Aerogels Rhode Island, LLC, a Rhode Island limited liability company (“Aspen RI”) and the other Guarantors (as that term is defined in the Agreement) from time to time party thereto. Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Agreement.

This Certificate is submitted pursuant to Section 5.2(j) of the Agreement.

The undersigned, in the undersigned’s capacity as Financial Officer of the Parent (and not in any individual capacity and without assuming any personal liability), hereby certifies to Lender that as of the date of this Certificate:

1. The undersigned is a Financial Officer of the Parent.

2. The financial statements of Parent and its Subsidiaries being concurrently delivered herewith have been prepared in accordance GAAP consistently applied and there have been no material changes in accounting policies or financial reporting practices of each Loan Party since [date of the last Compliance Certificate/date of last financial statements delivered prior to closing] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

3 Attached hereto as Schedule I(a) is a true and correct calculation of the Total Leverage Ratio covenant contained in Section 6.13(a) of the Agreement as of the Test Date ended [insert applicable Fiscal Quarter end].

4. Attached hereto as Schedule I(b) is a true and correct calculation of the ratio of total Indebtedness of Parent and its Subsidiaries (excluding Indebtedness incurred under a Revolving Loan Agreement that benefits the Borrower in a principal amount not to exceed $50,000,000 and undrawn letters of credit permitted under clause (n) of the definition of Permitted Indebtedness) to the consolidated equity of Parent and its Subsidiaries contained in Section 6.13(b) of the Agreement.

[Signature Page follows]

ASPEN AEROGELS, INC.

By:
Name:
Title:	[Chief Financial Officer]

[Signature Page to Compliance Certificate]

Schedule I – Financial Covenant Calculations1

Schedule I(a): Total Leverage Ratio § 6.13(a)

A.
Required Covenant:

Test Date	Ratio
As of each Test Date, commencing with the Fiscal Quarter ending December 31, 2024	Less than or equal to 5.00 to 1.00

B.
Actual Computation: : 1.00

1.	Total Indebtedness (see Section D hereof) of Parent and its Subsidiaries	$________________
2.

MINUS Indebtedness outstanding under a Revolving Loan Agreement that benefits the Borrower in a principal amount not to exceed $50,000,000 and undrawn letters of credit permitted under clause (n) of the definition of Permitted Indebtedness

$ (______________)
3.	Subtotal (1-2) =
Divided by:
4.	Consolidated EBITDA of Parent and its Subsidiaries for the most recently completed Measurement Period	$________________
5	Ratio (3 ÷ 4) =	________________

C.
Consolidated EBITDA

1. Consolidated Net Income of Parent and its Subsidiaries for the most recently completed Measurement Period	$________________
PLUS (to the extent included in calculating Consolidated Net Income for the most recently completed Measurement Period, without duplication)
2.
the sum of all interest, premium payments, debt discount, fees, charges and related expenses in connection with Indebtedness for borrowed money to the extent treated as interest in accordance with GAAP
$________________

1 To be delivered also following the delivery of the audited F/S if such statements would result in a different calculation than as set forth in the certificate delivered concurrently with the unaudited financial statements for the applicable period.

3. provision for federal, state, local and foreign income Taxes, taxes on profit or capital, including, without limitation, state franchise and similar Taxes, and foreign withholding taxes	$________________
4. depreciation and amortization expenses	$________________
5.
noncash (A) charges, expenses, costs or losses solely to the extent constituting extraordinary, unusual or non-recurring items, (B) compensation charges, (C) charges for the excess of GAAP rent expense over actual rent paid during such period due to the use of straight line rent for GAAP purposes or write-off and/or write-downs of inventory or other tangible assets and (D) asset write-offs and/or write-downs or any impairment charges
$________________
6.
charges or expenses incurred in connection with the issuance or incurrence of permitted Indebtedness or the issuance of Equity Interests (that do not result in a Change of Control) in an aggregate amount during the term of this Agreement not to exceed $500,000

7. any other adjustments as shall be mutually agreed	$________________
8. Subtotal (1+2+3+4+5+6+7) =	$________________
MINUS (to the extent included in calculating such Consolidated Net Income for the most recently completed Measurement Period, without duplication)
9. federal, state, local and foreign income Tax credits, Tax credits on profit or capital, including, without limitation, state franchise and similar Tax credits, and foreign withholding Tax credits	$________________
10. any noncash gain from extraordinary, unusual or non-recurring items	$________________
11. Subtotal (9+10) =	$________________
Total (8-11) =	$________________

D.
Indebtedness

(i) The amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and

(ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation

1. All obligations of such Person for borrowed money	$________________
2.
all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products
$________________
3. all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed	$________________
4.
all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and which are paid in accordance with such terms and not on a deferred basis)
$________________
5. all obligations of such Person in respect of Disqualified Equity Interests	$________________
6.
any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (1) through (5) above
$________________
Total (1+2+3+4+5+6) =	$________________

Schedule I(b): Ratio of Total Indebtedness to Consolidated Equity § 6.13(b)

A.
Required Covenant:

Test Date	Ratio
As of each Test Date, commencing with the Fiscal Quarter ending December 31, 2024	Less than or equal to 1.20x

B.
Actual Computation: x

1.	Total Indebtedness (see Section C hereof) of Parent and its Subsidiaries	$________________
2.	MINUS undrawn letters of credit permitted under clause (n) of the definition of Permitted Indebtedness	$ (______________)
3.	Subtotal (1-2) =
Divided by:
4.	consolidated equity of Parent and its Subsidiaries	$________________
5.	Ratio (3 ÷ 4) =	________________

C.
Indebtedness

(i) The amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation

1. All obligations of such Person for borrowed money	$________________
2.
all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products
$________________
3. all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed	$________________
4.
all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and which are paid in accordance with such terms and not on a deferred basis)
$________________
5. all obligations of such Person in respect of Disqualified Equity Interests	$________________

6.
any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (1) through (5) above
$________________
7. Subtotal (1+2+3+4+5+6) =	$________________
MINUS
8. Indebtedness under a Revolving Loan Agreement that benefits the Borrower in a principal amount not to exceed $50,000,000	$________________
Total (7-8) =	$________________

Schedule 1.1

Definitions

As used in this Agreement, the following terms shall have the following definitions:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to any Loan Party.

“Account Services” means commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services, and any arrangement and/or service similar to any of the foregoing and/or otherwise in connection with Cash management and any Accounts.

“Additional Financing Facility” means one or more equity or debt financing arrangements with one or more third parties to provide Borrower with cash proceeds, in the aggregate, of not less than ~~(excluding the Equity Investment)~~ $~~3~~500,000,000 (inclusive of cash proceeds contributed to the Borrower for use in connection with the construction of the Georgia Facility prior to the First Amendment Effective Date).

“Additional Letters of Credit” has the meaning specified therefor in clause (n) of the definition of “Permitted Indebtedness”.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that with regard to (a) Borrower: (i) any Person which Controls or is Controlled by Borrower shall be deemed an Affiliate of Borrower and (ii) each partnership in which Borrower is a general partner shall be deemed an Affiliate of Borrower and (b) the Guarantor: (i) any Person which Controls or is Controlled by the Guarantor shall be deemed an Affiliate of the Guarantor and (ii) each partnership in which the Guarantor is a general partner shall be deemed an Affiliate of the Guarantor.

“Agreement” means the Loan Agreement to which this Schedule 1.1 is attached, as amended, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” has the meaning specified therefor in Section 4.12(a) of this Agreement.

“Architect” means Thompson Consultants Inc. who has been retained by Borrower to design and inspect the construction of the Improvements.

“Architect’s Contract” ~~shall~~ means the written agreement between Borrower and the Architect, dated February 16, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not otherwise prohibited by this Agreement), for architectural services relating to the design and construction of the Improvements.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers), sole member or equivalent governing body, as applicable, of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers), sole member or equivalent governing body, as applicable.

“Books” all books and records including ledgers, federal and state tax returns, records regarding assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” has the meaning specified therefor in the preamble to this Agreement.

“Borrowing Request” has the meaning specified therefor in Section 2.1(b)(i) of this Agreement.

“Budget” means, collectively, (a) the Project Budget and (b) any Term Loan Budget.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of Michigan.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that for the avoidance of doubt, the amount of obligations attributable to any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Certificate of Occupancy” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Change of Control” means that

(i)
Parent ceases to Control Borrower or Aspen RI; or

(ii)
the acquisition of ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), of shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent.

“Claim” has the meaning specified therefor in Section 11(c) of this Agreement.

“Closing Date” means the date on which the conditions set forth in Section 3.1 are satisfied.

“Code” means the Michigan Uniform Commercial Code, as in effect from time to time.

“Collateral” means all property pledged as collateral security for the Obligations under the Security Agreement, the Mortgage, the Leasehold Deed to Secure Debt or any other Security Document, and all other property of the Loan Parties on which the Lender has been granted a Lien by any Loan Party; provided, that, for the avoidance of doubt, (a) any Intellectual Property and Intellectual Property Rights owned or purported to be owned by any Loan Party, (b) any pumps pledged to secure Borrower’s EDGE grant from the Georgia Department of Community Affairs, in each case, does not and shall not constitute Collateral and (c) funds in any Excluded Accounts; provided, that (i) the aggregate balance in such Accounts does not exceed 105% of the amounts permitted pursuant to clause (n) of the definition of “Permitted Indebtedness” at any time and (ii) the sole use of the funds in such accounts is to secure the Parent’s obligations under the Existing Letters of Credit and the Additional Letters of Credit (the foregoing clauses (a), (b) and (c), “Excluded Assets”).

“Collateral Account” is any Deposit Account, Securities Account (as that term is defined in the Code) or Commodity Account (as that term is defined in the Code), in each case, other than any Excluded Accounts.

“Collateral Access Agreement” means an agreement, in form and substance reasonably acceptable to the Lender, between the Lender, the applicable Loan Party and any Person (other than a Loan Party) in possession of any Collateral.

“Collateral Assignment Agreement” means an agreement substantially in the form of Exhibit C hereto, with respect to the contracts listed on Schedule 1.1(c).

“Company Competitor” means any Person that (a) is an entity that designs, develops or manufactures aerogels-based or aerogel-like materials based products or technology, (b) designs, develops or manufactures insulation, fire barrier or other materials for use primarily in energy infrastructure, battery systems and/or sustainable building materials, (c) designs, develops or manufactures battery materials or (d) is an auto part and system supplier or, in each case, any Affiliate of such Person ~~(including the Persons identified via a separate written notice delivered by Borrower to the Lender on the Closing Date)~~.

“Compliance Certificate” has the meaning specified therefor in Section 5.2(j) of this Agreement.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Parent and its Subsidiaries for the most recently completed Measurement Period, plus

(a)
the following to the extent included in calculating Consolidated Net Income for the most recently completed Measurement Period, without duplication:
(i)
Consolidated Interest Expense;
(ii)
the provision for federal, state, local and foreign income Taxes, taxes on profit or capital, including, without limitation, state franchise and similar Taxes, and foreign withholding taxes;
(iii)
depreciation and amortization expense;
(iv)
noncash (A) charges, expenses, costs or losses solely to the extent constituting extraordinary, unusual or non-recurring items, (B) compensation charges, (C) charges for the excess of GAAP rent expense over actual rent paid during such period due to the use of straight line rent for GAAP purposes or write-off and/or write-downs of inventory or other tangible assets and (D) asset write-offs and/or write-downs or any impairment charges;
(v)
charges or expenses incurred in connection with the issuance or incurrence of permitted Indebtedness or the issuance of Equity Interests (that do not result in a Change of Control) in an aggregate amount during the term of this Agreement not to exceed $500,000; and
(vi)
any other adjustments as shall be mutually agreed.

minus

(b) the following to the extent included in calculating such Consolidated Net Income for the most recently completed Measurement Period, without duplication:

(i) federal, state, local and foreign income Tax credits, Tax credits on profit or capital, including, without limitation, state franchise and similar Tax credits, and foreign withholding Tax credits; and

(ii) any noncash gain from extraordinary, unusual or non‑recurring items.

“Confidential Information” has the meaning specified therefor in Section 14.7 of this Agreement.

“Consolidated Interest Expense” means, without duplication, for any Measurement Period, the result of the sum of all interest, premium payments, debt discount, fees, charges and related expenses in connection with Indebtedness for borrowed money to the extent treated as interest in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, with respect to any Person and its Subsidiaries, for any Measurement Period, the net income (or loss) of such Parent and its Subsidiaries for such Measurement Period, determined on a consolidated basis in accordance with GAAP.

“Construction Contracts” mean (a) the General Contractor’s Contract, (b) all other construction or development contracts executed by Borrower, as opposed to contracts executed by the General Contractor, for the construction of the Improvements, and (c) all contracts executed by Contractors.

“Contractor” ~~shall~~ means each contractor, subcontractor or supplier who will perform work or supply materials for the Georgia Facility pursuant to contracts or work or purchase orders executed or issued by Borrower or the General Contractor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, even if subject to approval rights with respect to certain decisions, whether through the ability to exercise voting power, by contract or otherwise. A Person shall not be deemed to be “controlled by” another Person solely by means of such other Person’s ownership of Equity Interests in the Person specified unless such other Person holds or beneficially owns, directly or indirectly, 10% or more of the Equity Interest in the Person specified or 10% or more of any class of voting securities of the Person specified; provided, however, the foregoing limitations shall not restrict whether a Person is deemed to be “controlled by” another Person if such other Person has the power to direct or cause the direction of the management or policies of a Person, even if subject to approval rights with respect to certain decisions, and even if through the ability to exercise voting power less than the ownership thresholds set forth in the foregoing clause, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a fully-blocked control agreement, in form and substance reasonably satisfactory to the Lender, executed and delivered by any Loan Party, the Lender and the financial institution in which the applicable account is maintained.

“Convertible Notes” means those certain Aspen Aerogels, Inc. Convertible Senior PIK Toggle Notes due 2027.

“Convertible Notes Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, among the Lender, Parent, Wood River Capital, LLC, Borrower, Aspen RI, subordinating the Holders (as defined in the Convertible Notes) right of payment to the Obligations, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Cure Amount” has the meaning assigned to such term in Section 8.3.

“Cure Right” has the meaning assigned to such term in Section 8.3.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Interest” has the meaning specified therefor in Section 2.2(b) of this Agreement.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Disbursement Account” has the meaning specified therefor in Section 5.6 of this Agreement.

“Disinterested Board Member” means a member of the Board of Directors of any Loan Party who (a) is not a current employee of such Loan Party or any of its Affiliates, (b) does not receive remuneration from such Loan Party or any of its Affiliates, either directly or indirectly, in any capacity other than as a director, except in an amount for which disclosure would not be required pursuant to Item 404(a) of the proxy solicitation rules of the SEC and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of the proxy solicitation rules of the SEC.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation otherwise, (b) contains a mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than solely for Equity Interests that are not Disqualified Equity Interests), in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Term Loan Commitment Expiration Date; provided, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any change of control or asset sale event occurring prior to ninety-one (91) days following the Maturity Date at the time such Equity Interests are issued shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the Maturity Date).

Notwithstanding the foregoing, (A) if such Equity Interests are issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case, in the ordinary course of business of Parent, Borrower or any of its Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Equity Interests held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates) of Parent, Borrower or its Subsidiaries shall be considered Disqualified Equity Interests because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, Governing Document, stockholder agreement or similar agreement that may be in effect from time to time.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Eligible Assignee” means (a) any Affiliate of the Lender or (b) any other Person (other than (i) a natural person and (ii) any Person that is identified by Borrower as a Company Competitor of Parent and/or any of its Subsidiaries (or any Affiliate of such competitor) at the time the Lender provides notice of such assignment pursuant to Section 12.1).

“Environmental Action” means any written complaint, summons, citation, notice of violation, order, Claim, judicial or administrative proceeding or judgment, received by any Loan Party from any Governmental Authority or any third party alleging: (a) violations of or non-compliance with Environmental Law; (b) releases of Hazardous Materials from or at any assets, properties, or businesses of any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest; or (c) releases of Hazardous Materials from or at any off-site facilities which received Hazardous Materials for off-site treatment, storage, disposal, or other management that were generated in connection with the Project or the Rhode Island Property by any Loan Party, any Subsidiary of any Loan Party, or any of their predecessors in interest.

“Environmental Indemnity Agreements” means those two Environmental Indemnity Agreements, dated as of the date hereof, among the Lender and the Loan Parties as indemnitors, governing the Rhode Island Property and the Georgia Property, respectively.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance or code now or hereafter in effect and in each case as amended, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party, relating to the protection of the environment or to Hazardous Materials, including, without limitation, those governing the Permits, and also including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, and similar state and local requirements.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any Remedial Action required under Environmental Law, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act) and including any of the foregoing which is by its terms or upon the happening of an event convertible into any such other interest.

“Equity Investment” has the meaning specified therefor in Schedule 3.2 of this Agreement.

“Event of Default” has the meaning specified therefor in Section 7 of this Agreement.

“Excluded Accounts” means the Accounts listed on Schedule 1.1(d) (as may be supplemented by Borrower in writing from time to time).

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Assets” has the meaning specified therefor in the definition of “Collateral”.

“Existing Letters of Credit” has the meaning specified therefor in clause (n) of the definition of “Permitted Indebtedness”.

“Financial Officer” means the Chief Financial Officer, principal accounting officer, treasurer or corporate controller.

“First Amendment Effective Date” means September 28, 2023.

“Fiscal Quarter” means the fiscal quarter of Parent, ending on the last day of each March, June, September and December.

“Floor” means a rate of interest equal to 1.00%.

“Force Majeure” means any of the following circumstances to the extent they are outside the control of any Loan Party: (a) any act or provision of any present or future law or regulation or governmental authority; (b) acts of God; (c) earthquakes; (d) floods; (e) wars; (f) terrorism; or (g) changes to the design of the Project required by the Lender and which could reasonably be expected to result in a Project MAE.

“Foreign Official” has the meaning specified therefor in Section 4.12(b)(i) of this Agreement.

“Foreign Subsidiary” means any direct or indirect Subsidiary of any Loan Party that is not a Domestic Subsidiary.

“Funding Date” means each date of borrowing on which the conditions set forth in Section 3.2 are satisfied.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“General Contractor” ~~shall~~ means Turner Construction, who has been retained by Borrower as the general contractor for the construction of the Georgia Facility.

“General Contractor’s Contract” ~~shall~~ means the stipulated sum contract, dated as of February 17, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not otherwise prohibited by this Agreement), between Borrower and the General Contractor for the costs of construction of the Improvements.

“General Motors” has the meaning specified therefor in the preamble to this Agreement.

“Georgia Facility” ~~shall~~ means that certain aerogel manufacturing plant to be built on the Georgia Property.

“Georgia Lease” that certain Lease Agreement dated as of May 1, 2022, between Borrower and the Development Authority of Bulloch County with respect to the Georgia Property.

“Georgia Property” ~~shall~~ means the real property located at Bulloch County, Georgia, upon which the Georgia Facility are to be constructed. The Property is legally described in Exhibit A to the Georgia Lease.

“GM Competitor” is any entity that is:

(a)
an original equipment manufacturer of, or any Person that controls or owns substantially all of the Equity Interests in an original equipment manufacturer of, Vehicles (whether gas, electric powered, or hybrid) that are used primarily on public roads, streets, or highways (whether sold direct or through franchised dealers), including, without limitation, any Affiliate, subsidiary, or entity similar to or in competition with an entity that has a trademark, service mark, or brand owned or operated by Ford, Stellantis (or any of its predecessors or subsidiaries including FCA US LLC), Nissan, Toyota, Tesla, Jaguar Land Rover, Rivian, Daimler, Zoox, Nikola Corporation, VW, Kia, or Hyundai; or
(b)
a distributor, seller, contract manufacturer, or other entity that manufactures, has manufactured, or otherwise purchases Vehicles that are used to provide (whether directly or through independent contractors) services to, or deliver goods for, third parties including, without limitation, such services that qualify or otherwise constitute transportation as a service, mobility as a service, shared autonomous vehicles, logistics, transportation, or other types of services; or
(c)
a manufacturer, distributor, or seller of components and other raw materials that are incorporated into, used in the propulsion system of a Vehicle including EV tractions motors, electric drive units or other electrical architecture.

“GM Purchase Contracts” means all purchase orders and related agreements, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, entered into by Parent or any of its Affiliates and the Lender (or any of the Lender’s affiliates), in connection with the purchase of the Product.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation or formation, by-laws, limited liability company agreement or operating agreement or other equivalent organizational documents of such Person.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Governmental Requirements” means all laws, ordinances, rules, regulations, codes, orders, writs, injunctions or decrees of any Governmental Authority applicable to Borrower, Guarantor, or the Property or any portion of the Project.

“Guarantors” means Parent, Aspen RI and any additional guarantor entering into a Guaranty after the Closing Date in accordance with Section 5.9.

“Guaranty” has the meaning specified therefor in Section 2.4(ii) of this Agreement.

“Hazardous Materials” means: (a) substances that give rise to liability under Environmental Law or are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or substances regulated by reason of deleterious properties such as ignitability, corrosively, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any explosives or any radioactive materials, and (d) asbestos in any form, polychlorinated biphenyls, and per- and polyfluoroalkyl substances.

“Improvements” ~~shall~~ means any physical improvements to the Georgia Property.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (d) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and which are paid in accordance with such terms and not on a deferred basis), (e) all obligations of such Person in respect of Disqualified Equity Interests, and (f) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (d) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 9.3 of this Agreement.

“Indemnified Person” has the meaning specified therefor in Section 9.3 of this Agreement.

“Insolvency Proceeding” means any of the following: (a) the filing by any Loan Party of a voluntary petition in bankruptcy under any provision of any bankruptcy law (including the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of any Loan Party, any Loan Party’s debts or any Loan Party’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for any Loan Party or a material part of any Loan Party’s property; (b) the inability of any Loan Party to pay its debts (including trade debts) generally as they become due; (c) the appointment of a receiver, liquidator, trustee, custodian or other similar official for any Loan Party or all or a material part of any Loan Party’s assets; (d) the filing of any petition against any Loan Party under any bankruptcy law (including the Bankruptcy Code) or other receivership or insolvency law, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of any Loan Party, any Loan Party’s debts or any Loan Party’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for any Loan Party or a material part of any Loan Party’s property; (e) the general assignment by any Loan Party for the benefit of creditors or any other marshaling of the assets and liabilities of any Loan Party; or (f) a corporate (or similar) action taken by any Loan Party to authorize any of the foregoing.

“Intellectual Property” ~~shall~~ means all patents, trademarks, service marks, trade names, copyrights, know-how and processes.

“Intellectual Property License Agreements” means all agreements between any Loan Party and any third party pursuant to which (a) such third party grants to any Loan Party a license to any material Intellectual Property Rights, including the Technology License Agreement (other than over-the-counter or off-the-shelf software licenses entered into by a Loan Party that are commercially available to the public) and (b) such Loan Party grants to any third party a license to any material Intellectual Property Rights (other than non-exclusive licenses of material Intellectual Property Rights granted by a Loan Party to its customers in the ordinary course of business) and in each case of clauses (a) and (b), necessary to operate any Loan Party’s business.

“Intellectual Property Rights” means any and all intellectual property rights in any jurisdiction throughout the world, including: (a) patents and patent applications; (b) domain names, trademarks, service marks, trade dress, trade names, logos and corporate names, and registrations and applications for registration thereof together with all translations, transliterations, adaptions, derivations and combinations thereof and including all of the goodwill associated therewith; (c) copyrights and copyrightable works (registered or unregistered); (d) mask works; (e) trade secrets, confidential information, and know‑how; (f) rights in software (including source code, object code, and executable code) and (g) registrations and applications for any of the foregoing.

“Intercreditor Agreement” means (a) the Revolver Intercreditor Agreement and (b) any other intercreditor agreement in form and substance reasonably acceptable to the Lender.

“Interest Payment Date” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Interest Rate” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Loan Party’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, (b) bona fide accounts receivable arising in the ordinary course of business and (c) loans and advances of payroll payments or other compensation (including in connection with deferred compensation plans) to present or former employees, directors, members of management or officers in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder. Any reference to a specific section of the IRC shall be deemed to be a reference to such section of the IRC and any successor statutes, and all regulations and guidance promulgated thereunder.

“Leasehold Deed to Secure Debt” means that certain Leasehold Deed to Secure Debt, Assignment and Security Agreement, dated as of the date hereof, among Borrower and the Lender.

“Leases” means the Georgia Lease and any other leases or amendment to any leases covering any part of the Properties.

“Lender” has the meaning specified therefor in the preamble to this Agreement, and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 12.1 of this Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Expenses” means all (a) costs or expenses (including Taxes and insurance premiums) required to be paid by any Loan Party under any of the Loan Documents that are paid, advanced, or incurred by the Lender, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by the Lender in connection with the Lender’s transactions with Loan Party under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) the Lender’s reasonable and documented out-of-pocket fees and charges imposed or incurred in connection with any background checks related to Loan Party, (d) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (e) reasonable and documented out-of-pocket costs incurred in connection with Lender’s exercise of its inspection and related collateral rights pursuant to Section 5.4, (f) the Lender’s reasonable costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, the Lender’s Liens in and to the Collateral, or the Lender’s relationship with Borrower, (g) the Lender’s reasonable and documented costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering, or amending, waiving, or modifying the Loan Documents, and (h) the Lender’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means (a) this Agreement, (b) the Guaranty, (c) the Security Documents, (d) the Perfection Certificate, (e) the Note and any other note or notes executed by Borrower in connection with this Agreement and payable to the Lender, (f) the Convertible Notes Subordination Agreement and any other subordination agreement entered into with Lender and any other holder of Equity Interests or Indebtedness in the future, (g) any Intercreditor Agreement and (h) any other instrument or agreement entered into, now or in the future, by Borrower or any Guarantor and the Lender in connection with this Agreement and designated by Borrower and the Lender as a “Loan Document”.

“Loan Parties” means Borrower and the Guarantors.

“Major Subcontract” ~~shall~~ means any subcontractor contract that is related to the Project with a value that exceeds $2,000,000 in the aggregate, other than any such subcontractor contract that will be completed in full prior to December 31, 2022 and for which less than $5,000,000 remains to be paid thereunder as of December 31, 2022.

“Material Adverse Effect” means (a) a material adverse effect on the timing or scope of the Project or a material adverse effect on the ability of the Parent to perform under the GM Purchase Contracts (inclusive of the ability to achieve a Milestone that would be reasonably expected to result in an Event of Default under Section 7.6) or to achieve Start of Production at the Georgia Facility (a Material Adverse Effect pursuant to this clause (a), a “Project MAE”), (b) a material adverse effect on the business, operations, conditions (financial or otherwise) of Borrower or any Guarantor, (c) a material impairment of any Loan Party’s ability to perform its obligations under the Loan Documents to which Borrower is a party or of the Lender’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of an action taken or not taken that is solely in the control of the Lender), or (d) a material impairment of the enforceability or priority of the Lender’s Liens with respect to all or a material portion of the Collateral.

“Material Contracts” ~~shall~~ means, collectively, (i) the agreements evidencing Material Indebtedness; (ii) the documents evidencing the Convertible Notes, (iii) each purchase contract with regard to the purchase of any machinery and equipment funded with the proceeds of the Term Loan, (iv) the agreements to which any Loan Party is subject in connection with the tax exempt financing issued by the Development Authority of Bulloch County in connection with the construction of the Georgia Facility, and (v) all other contracts, leases, instruments, guaranties, licenses, or other arrangements (other than the Loan Documents) to which Borrower is or became a party and as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” means any Indebtedness of any Loan Party or its Subsidiaries in a principal amount in excess of $1,000,000 individually (exclusive of Capital Leases in the aggregate of less than $2,500,000).

“Maturity Date” means the earliest of: (a) ~~March 31~~September 30, 2025 and (b) ninety (90) days before the maturity date of any other debt facility any Loan Party may be a party to (other than the Revolving Loan Agreement) and (c) the date that any Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Measurement Period” means the four Fiscal Quarters then ended for which Financial Statements have been (or are required to have been) delivered pursuant to Section 5.2(a) or (b), as applicable.

“Milestone” means each of the actions, events or deliverables to be completed by Borrower as set forth on Schedule 7.6.

“More Favorable Provision” has the meaning specified therefor in Section 5.12 of this Agreement.

“Mortgage” ~~shall~~ means that certain Mortgage covering the Rhode Island Property, executed by Aspen RI and delivered to the Lender pursuant to this Agreement, securing the Obligations.

“Net Proceeds” means, with respect to any event, the proceeds actually received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration), in cash or Cash Equivalents, by or on behalf of such Loan Party, in connection therewith after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party in connection with such event and (ii) taxes paid or payable to any taxing authorities by such Loan Party in connection with such event, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction.

“Note” has the meaning given on Schedule 3.1.

“Obligations” means all loans hereunder, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties for amounts owing by Borrower or Guarantor arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower or Guarantor is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include the obligation to pay (i) the principal of the Term Loans (including capitalized interest thereon), (ii) interest accrued on the Term Loans, (iii) Lender Expenses, (iv) fees payable under this Agreement or any of the other Loan Documents, and (v) indemnities and other amounts payable by Borrower under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Financing Facility” means any agreement (whether in the form of a loan or credit agreement, stockholder agreement, operating agreement, investment agreement or other documentation), other than the Revolving Loan Agreement and Convertible Notes, entered into by any Loan Party which is binding upon such Loan Party, or to which such Loan Party or its assets is subject, in connection with the provision of equity or debt financing by any third party (including any Additional Financing Facility), and is inclusive of all agreements entered into by such parties in connection with any such equity or debt financing.

“Paid in Full” or “Payment in Full” means all Obligations (other than contingent indemnification obligations, if any, to the extent no unsatisfied claim giving rise thereto has been or may reasonably be expected to be asserted) shall have been paid in full in cash by wire transfer of immediately available funds and any commitment to make Term Loans shall have terminated. For clarity, in the event of a termination of the GM Purchase Contracts (other than by the Lender) prior to satisfaction in full of the Obligations, or an Event of Default under this Agreement at any time as and to the extent provided in Section 7, any unpaid portion of the Obligations must be satisfied in full by indefeasible payment in cash.

“Party Representatives” has the meaning specified therefor in Section 14.7 of this Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.10 of this Agreement.

“Perfection Certificate” has the meaning specified therefor in Section 4.1(a) of this Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with, and subject to, Section 5.2(j).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permits” means all authorizations, approvals, permits, variances, land use entitlements, consents, licenses, franchises and agreements issued by or entered into with any Governmental Authority now or hereafter required for the applicable Loan Party to conduct its business and complete the Project (including amendments to any of the foregoing).

“Permitted Change of Control” means a Change of Control; provided, that the Person who Controls Borrower or the Parent, as applicable, (i) is not a GM Competitor, (ii) agrees in writing to abide by, and assume all, of the liabilities, obligations and terms of this Agreement, the other Loan Documents, the GM Purchase Contracts and any other related agreement or document and (iii) has the reasonable financial and operational capability to comply with the obligations of Borrower or Parent, as applicable, under the GM Purchase Contracts.

“Permitted Indebtedness” means:

(a)
Borrower’s Indebtedness to the Lender under this Agreement and the other Loan Documents;

(b)
Indebtedness existing on the Closing Date and shown on Schedule 4.3 or in the Perfection Certificate (as delivered as of the date hereof);
(c)
Subordinated Indebtedness;
(d)
Unsecured obligations to trade creditors so long as they do not remain unpaid for more than 120 days;
(e)
Indebtedness secured by Liens permitted under clause (d) of the definition of “Permitted Liens” hereunder;
(f)
Indebtedness incurred under the Revolving Loan Agreement, not to exceed (together with Indebtedness incurred under clause (n) below) $50,000,000 in aggregate principal amount at any time; provided, that no secured party under the Revolving Loan Agreement, as such agreement may be refinanced or modified from time to time, shall be an Affiliate of any Loan Party or Koch Strategic Platforms;
(g)
Indebtedness to the U.S. Department of Energy;
(h)
Indebtedness (i) of any Loan Party owed to any other Loan Party, (ii) of any non-Loan Party Subsidiary owed to any Loan Party and (iii) of any Loan Party owing to any non-Loan Party in an aggregate amount under this clause (iii), together with Investments permitted in connection with clause (d) of the definition of “Permitted Investments”, not to exceed $250,000 in any fiscal year plus any amounts necessary to fund payroll in respect of any non-Loan Party not to exceed $10,000,000 in any fiscal year;
(i)
extensions, re-financings, modifications, amendments and restatements of any items of Permitted Indebtedness under clauses (a), (b), (d), (e), (f) (other than Indebtedness incurred under the Convertible Notes or any other Indebtedness owed to any Affiliate of any Loan Parties) above; provided, that (A) the principal amount thereof is not increased or decreased following such extensions, re-financings, modifications, amendments and restatement (without the Lender’s prior written consent), (B) no additional property secures the Indebtedness thereunder nor does any additional party guaranty such Indebtedness beyond the scope of collateral and guaranty provided for the Permitted Indebtedness being refinanced, (C) the terms thereof are not modified to impose more burdensome terms, taken as a whole, upon any Loan Party or its Subsidiary, as the case may be than the terms of the Indebtedness being refinanced, (D) the weighted average life to maturity at the time such refinancing Indebtedness is incurred is not less than the remaining weighted average life to maturity of the Indebtedness being refinanced and (E) with respect to a refinancing of the Permitted Indebtedness in clause (f) above, the Lender shall receive notice at least ten (10) days prior notice (or such notice as the Lender may agree in writing (including via email)) prior to such refinancing;
(j)
junior secured Indebtedness, not to exceed (together with any secured Indebtedness incurred pursuant to any Additional Financing Facility pursuant to clause (l) below) $2~~0~~50,000,000 in the aggregate at any time; provided, that the maturity date of such Indebtedness is not less than six months after the maturity date of the Term Loan;

(k)
obligations with respect to the agreements entered into by any Loan Party in connection with (i) any performance bonds, surety bonds, bank guaranties or similar instruments in the ordinary course of business (including any such bonds required pursuant to Section 5.16) and (ii) the taxable revenue bond issued by the Development Authority of Bulloch County in connection with the construction of the Georgia Facility as in effect as of the Closing Date;
(l)
Indebtedness incurred under any Additional Financing Facility; provided, that solely if such Indebtedness is secured, the aggregate principal amount thereof shall not exceed (together with any junior secured Indebtedness incurred pursuant to clause (j) above) $2~~0~~50,000,000 in the aggregate at any time; provided, that the maturity date of such Indebtedness is not less than six months after the maturity date of the Term Loan;
(m)
Indebtedness of Borrower in respect of any Account (including the Disbursement Account) and/or any other Account Services in connection therewith; and
(n)
Indebtedness in respect of (i) the letters of credit issued under the SVB Revolving Loan Agreement in an amount not to exceed $906,279.42 plus €256,467.31 (the “Existing Letters of Credit”) and (ii) additional letters of credit to be issued in the ordinary course of business not to exceed $6,000,000 in the aggregate (and such additional letters of credit in excess thereof that may be required in the ordinary course of business prior to the date Borrower obtains a Revolving Loan Agreement if requested by Borrower and approved by the Lender in writing (including via email) in its sole discretion (the “Additional Letters of Credit”); provided, that Indebtedness incurred under this clause (n), together with any Indebtedness incurred under clause (f) above, shall not exceed $50,000,000 in the aggregate principal amount at any time;

provided, that with respect to any Indebtedness incurred pursuant to clauses (e) (with regard to up to $50,000,000 of such Indebtedness), (g) and (l) (to the extent applicable), the proceeds thereof shall be available solely for the Project or as otherwise permitted pursuant to Section 5.13.

“Permitted Investments” are:

(a)
Investments shown on the Perfection Certificate (as delivered as of the date hereof) and existing on the Closing Date;
(b)
Cash or Cash Equivalents;
(c)
Parent’s Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Parent’s business;
(d)
Investments (i) by any Loan Party in any other Loan Party, (ii) of any non-Loan Party Subsidiary in any Loan Party and (iii) by any Loan Party in any non-Loan Party Subsidiary, in an aggregate amount, together with any Indebtedness described in clause (h)(iii) of the definition of “Permitted Indebtedness”, not to exceed $250,000 in any fiscal year plus any amounts necessary to fund payroll in respect of any non-Loan Party not to exceed $10,000,000 in any fiscal year;

(e)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(f)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided, that this clause (f) shall not apply to Investments of any Loan Party in any Subsidiary; and
(g)
Investments consisting of (or resulting from) proceeds of (w) Additional Financing Facilities in Borrower, (x) Permitted Indebtedness incurred by Parent pursuant to clauses (c), (f) or (j) of the definition thereof and invested in Aspen RI or Borrower or (y) additional equity issuances in Aspen RI to the extent not constituting the proceeds of any Additional Financing Facility.

“Permitted Liens” means:

(a)
Liens existing on the Closing Date and shown on the Perfection Certificate (as delivered as of the date hereof) or arising under this Agreement and the other Loan Documents;
(b)
Liens granted pursuant to (i) the Revolving Loan Agreement, subject to the Revolver Intercreditor Agreement and (ii) any Additional Financing Facility; provided, that prior to or concurrently with the granting of any Liens over an Additional Financing Facility, the Lender, the Loan Parties and the secured party under any Additional Financing Facility shall enter into a customary first-lien second-lien Intercreditor Agreement of the tenor of a silent second lien, in form and substance reasonably satisfactory to the Lender.
(c)
(i) Liens for taxes, fees, assessments or other government charges or levies, either (A) not due and payable or (B) being contested in good faith and for which the applicable Loan Party maintains adequate reserves on its Books, provided, that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder, (ii) statutory Liens, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable law, in each case, incurred in the ordinary course of business that are either (A) not overdue for a period of more than 30 days or (B) being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, (iii) landlords’ and banks’ Liens incurred in the ordinary course of business, (iv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and (v) Liens in connection with any zoning, building or similar laws or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structures thereon;
(d)
Capital Leases and purchase money Liens on Equipment acquired or held by any Loan Party incurred for financing the acquisition of the Equipment securing no more than $100,000,000 in the aggregate amount outstanding;

(e)
Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f)
Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in clauses (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien (and the secured party thereof must be subject to the same Intercreditor Agreement as the existing secured party, if any, and the principal amount of the Indebtedness may not increase;
(g)
leases or subleases of real property granted in the applicable Loan Party’s ordinary course of business (including, without limitation, the Georgia Lease), and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property, Intellectual Property and Intellectual Property Rights) granted in the ordinary course of such Loan Party’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting the Lender a security interest;
(h)
non-exclusive licenses of Intellectual Property or Intellectual Property Rights granted to third parties in the ordinary course of business;
(i)
Liens securing Indebtedness incurred pursuant to clause (j) of the “Permitted Indebtedness” definition (and any refinancing thereof pursuant to clause (i) of the definition of “Permitted Indebtedness”); provided, that prior to or concurrently with the granting of any Liens over such Indebtedness, the Lender, the Loan Parties and the secured party under such Indebtedness shall enter into a customary first-lien second-lien Intercreditor Agreement of the tenor of a silent second lien, in form and substance reasonably satisfactory to the Lender;
(j)
Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.3 or 7.7 of this Agreement;
(k)
(i) Permitted Exceptions and (ii) non-monetary Liens that, individually and in the aggregate, do not and would not reasonably be expected to impair or adversely affect the use, occupancy or value of any Property;
(l)
Banks Liens and rights and remedies as to the Accounts and related Account Services referred to in clause (m) of the definition of “Permitted Indebtedness” definition and/or arising as a matter of law, under the Code or under customary general terms and conditions encumbering such Accounts that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions; and
(m)
Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted pursuant to clauses (n) and (k) of the definition of “Permitted Indebtedness” (including pledges and deposits of Cash or Cash Equivalents with respect to the foregoing).

“Person” means natural Persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“PIK Election” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“PIK Interest” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Plans” ~~shall~~ means the final working drawings and specifications for the construction of the Georgia Facility and shall include all architectural and engineering studies, plans and specifications.

“Policy” and “Policies” have the meaning specified therefor in Section 5.5(b) of this Agreement.

“Product” refers to the “Goods” as such term is defined in the GM Purchase Contracts.

“Project” has the meaning specified therefor in the preamble to this Agreement.

“Project Budget” ~~shall~~ means the project budget delivered to the Lender by Borrower on the Closing Date substantially in the form of budget set forth in Schedule 1.1(p) (which shall be subject to the Permitted Variance), as amended, restated, amended and restated, supplemented or otherwise modified by Borrower from time to time (it being understood and agreed that any amendments, restatements, amendments and restatements, supplements or other modifications in excess of the Permitted Variance subject to the reasonable approval of the Lender); provided, that, for the avoidance of doubt, the Project Budget includes up to $2,500,000 to finance the cost of the payment and performance bonds to be delivered pursuant to Section 5.16(b).

“Project Contracts” ~~shall~~ means the Construction Contracts, the Architect’s Contract and any and all other contracts between Borrower and any third party relating to the development, construction, management and maintenance of the Project (including amendments to any of the foregoing).

“Project Documents” ~~shall~~ means the Plans, the Project Contracts and all Permits.

“Project MAE” ~~shall have~~has the meaning specified therefor in the “Material Adverse Effect” definition.

“Project Permits” means all permits necessary for any work, the nature and extent of which requires a permit, in connection with the construction or equipping of the Project.

“Projections” ~~shall have~~has the meaning specified therefor in Section 4.26(a).

“Property” ~~shall~~ means the Rhode Island Property or the Georgia Property, and “Properties” ~~shall~~ means both collectively.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release of Hazardous Materials, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, (e) conduct any other actions in response to a release of Hazardous Materials required by Environmental Law, or (f) correct or resolve any violation of or non-compliance with Environmental Law.

“Requirement of Law” is, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, Vice President (Finance), Controller or equivalent officer of any Loan Party, as applicable.

“Restricted License” is any license or other agreement, the absence of which would be reasonably expected to cause a Material Adverse Effect on any Loan Party’s business, with respect to which such Loan Party is the licensee (a) that prohibits or otherwise restricts such Loan Party from granting a security interest in such Loan Party’s interest in such license or agreement or any other property, or (b) for which a default under or termination of interferes with the Lender’s right to sell any Collateral.

“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by any Loan Party (including any payment in connection with any merger or consolidation involving any Loan Party) or to the direct or indirect holders of Equity Interests issued by any Loan Party in its capacity as such, or (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving any Loan Party) any Equity Interests issued by any Loan Party, (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of any Loan Party now or hereafter outstanding, or (d) pay any fees or other remuneration to any Affiliate of any Loan Party (except pursuant to the terms of the Convertible Notes~~, the documentation for the Equity Investment~~  and any other Permitted Indebtedness entered into with an Affiliate to the extent permitted pursuant to Section 6.7).

“Revenue Bond” means that certain Development Authority of Bulloch County Taxable Revenue Bond (Aspen Aerogels, LLC Project), Series 2022 in the principal amount of up to $650,000,000 issued by the Development Authority of Bulloch County in connection with the construction of the Georgia Facility.

“Revenue Bond Pledge Agreement” means that certain pledge agreement entered into in connection with that certain Revenue Bond.

“Revolver Intercreditor Agreement” means an intercreditor agreement between the Lender and the Revolving Lender substantially in the form of Exhibit E (with such changes to such form as may be reasonably acceptable to the Lender).

“Revolving Lender” means a lender providing working capital financing to any Loan Party with such advances being based on working capital assets.

“Revolving Loan Agreement” means a revolving credit agreement between any Loan Party and a Revolving Lender in form reasonably acceptable to the Lender.

“Rhode Island Facility” ~~shall~~ means that certain aerogel manufacturing plant built on the Rhode Island Property.

“Rhode Island Property” ~~shall~~ means the real property located at 3 Dexter Road, East Providence, Rhode Island 02914. The Property is legally described in the Mortgage.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals maintained by OFAC.

“Sanctions” has the meaning specified therefor in Section 4.11 of this Agreement.

“SEC” has the meaning specified in Section 4.15 of this Agreement.

“SEC Reports” has the meaning specified in Section 4.15 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” has the meaning specified therefor in Section 2.4(i) of this Agreement.

“Security Documents” means, collectively, any Intercreditor Agreement, the Convertible Notes Subordination Agreement, the Security Agreement, the Guaranty, the Leasehold Deed to Secure Debt, the Mortgage, the Revenue Bond Pledge Agreement, the Collateral Assignment Agreements, the Control Agreement, the Collateral Access Agreements and each other agreement, document or instrument entered into by a Loan Party that creates or purports to create a Lien over all or any part of its assets in respect of the Obligations in favor of the Lender.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Start of Production” means the date agreed to by Borrower and the Lender for the start of production at the Georgia Facility under the applicable GM Purchase Contracts.

“Subordinated Indebtedness” means any unsecured Indebtedness (including Indebtedness under the Convertible Notes) incurred from time to time that is subordinated in right of payment to the Obligations pursuant to a subordination agreement in form and substance reasonably acceptable to the Lender and (a) that is not guaranteed by any other party, (b) that is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six months after the Maturity Date, (c) that does not include any financial covenants or any covenant or agreement that is more restrictive or onerous on any Loan Party in any material respect than any comparable covenant in this Agreement and is otherwise on terms and conditions reasonably acceptable to the Lender, (d) shall be limited to cross-payment default and cross-acceleration to designated “senior debt” (including the Obligations), and (e) the terms and conditions of the subordination are reasonably acceptable to the Lender in its sole discretion.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

“SVB Revolving Loan Agreement” has the meaning specified therefor in clause (l) of Schedule 3.1.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Technology License Agreement” means an Intellectual Property royalty free license agreement between Borrower and/or Aspen RI and Parent providing that Borrower and Aspen RI may carry out their respective operations using any of the Intellectual Property owned by the Parent.

“Title Company” has the meaning specified therefor in Section 5.5(a)(ix) of this Agreement.

“Title Policy” has the meaning specified therefor in Section 5.5(a)(ix) of this Agreement.

“Term Loan” has the meaning specified therefor in Section 2.1(b) of this Agreement.

“Term Loan Budget” ~~shall~~ means the budget delivered prior to each Funding Date, substantially in the form of the budget consistent with AIA Form G703 and set forth in Schedule 1.1(t) (subject to the Permitted Variance), or such other form that provides substantially the same scope of information, as of the time of such Funding Date, with respect to use of proceeds, schedule of the Project and remaining sources and uses, including setting forth the expected use of proceeds of the Term Loans being funded on the applicable Funding Date (and the Equity Investment and/or any Additional Financing Facility funded concurrently therewith), as amended, restated, amended and restated, supplemented or otherwise modified by Borrower from time to time (it being understood and agreed that any amendments, restatements, amendments and restatements, supplements or other modifications in excess of the Permitted Variance are subject to the reasonable approval of the Lender).

“Term Loan Commitment” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Term Loan Commitment Expiration Date” means the earlier of (i) with respect to Term Loan Commitments that are funded, the date of borrowing of the applicable Term Loan and (ii) with respect to Term Loan Commitments that are not funded, ~~September 30~~March 31, 202~~3~~4 (or such later date as approved in writing by the Lender in its sole discretion).

“Term SOFR” means, the Term SOFR Reference Rate for a six-month interest period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and; provided, further, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Date” means the last day of each Fiscal Quarter for which a Compliance Certificate has been (or is required to have been) delivered pursuant to Section 5.2(j)(y).

“Total Leverage Ratio” means, as of any Test Date, the ratio of (i) total Indebtedness of Parent and its Subsidiaries (excluding Indebtedness incurred under a Revolving Loan Agreement that benefits the Borrower in a principal amount not to exceed $50,000,000 and undrawn letters of credit permitted under clause (n) of the definition of Permitted Indebtedness) as of such Test Date to (ii) Consolidated EBITDA of Parent and its Subsidiaries for the most recently ended Measurement Period.

“United States” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Vehicle” means any motor vehicle (including any car, van, or truck), regardless of whether used for household, commercial (including fleets, first to last mile delivery, or other transportation and logistics services), or other purposes.

“Voidable Transfer” has the meaning specified therefor in Section 14.6 of this Agreement.